UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Twenty-First Century Fox, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 12, 2014

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Twenty-First Century Fox, Inc. (the “Company”) will be held on November 12, 2014 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

At the Annual Meeting, stockholders will be asked to:

•	elect the 12 Directors identified in this proxy statement to the Board of Directors;
•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015;
•	consider an advisory vote to approve executive compensation; and
•	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock at the close of business on September 15, 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

As more fully described in the Company’s proxy statement, in order to maintain compliance with U.S. law, the Company has suspended 10% of the voting rights of Class B Common Stock of the Company held by non-U.S. stockholders or those who are deemed to be non-U.S. stockholders. In September 2014, the Audit Committee of the Board of Directors reduced the voting suspension percentage to 10% from 35% and in the future may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it. If you are a holder of Class B Common Stock, you must identify whether you are a U.S. stockholder or a non-U.S. stockholder by choosing the appropriate designation on the proxy card. If you do not provide a response as to your citizenship on the proxy card, you will be deemed to be a non-U.S. stockholder and your shares will be subject to the suspension of voting rights.

Important Information for Holders of Class B Common Stock

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by November 6, 2014. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting www.21cfannualmeeting.com/2014 and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at 2014AnnualMeeting@21cf.com providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000; or
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of the Record Date prior to your being issued an admission ticket. If you are not a stockholder of record and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by November 6, 2014.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at www.21cf.com.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials and the Company’s annual report, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to www.21cf.com/investor/ElectronicDelivery/ and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Laura A. Cleveland

Corporate Secretary

New York, New York

September 29, 2014

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, New York, 10036

PROXY STATEMENT

Annual Meeting of Stockholders—November 12, 2014

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Twenty-First Century Fox, Inc. (the “Company” or “21st Century Fox”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 12, 2014 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment or postponement thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

This proxy statement is first being made available to stockholders on or about September 29, 2014. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Subject to the restrictions described in the section titled “Restrictions on Voting by Non-U.S. Stockholders”, holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

Record Date

The Board has fixed the close of business on September 15, 2014 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). If the Annual Meeting is adjourned or postponed, notice of such adjournment or postponement will be provided to all stockholders of record entitled to vote at the Annual Meeting in accordance with applicable law and the Company’s Amended and Restated By-laws (the “By-laws”).

Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 798,520,953 shares of Class B Common Stock outstanding and entitled to vote held by approximately 12,045 holders of record. Subject to the restrictions described in the section titled “Restrictions on Voting by Non-U.S. Stockholders”, each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten (10) days prior to the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

Restrictions on Voting by Non-U.S. Stockholders

Under U.S. federal law, no broadcast station licensee may be owned by a corporation if more than 25% of that corporation’s stock is owned or voted by non-U.S. stockholders if the Federal Communications Commission finds that the public interest will be served by the refusal or revocation of the license. The Company owns broadcast station licensees in connection with its ownership and operation of 28 U.S. television stations.

A non-U.S. stockholder is defined in Appendix B attached to this proxy statement.

In order to maintain compliance with U.S. law and in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Company has suspended 10% of the voting rights of Class B Common Stock held by non-U.S. stockholders. In September 2014, the Audit Committee of the Board reduced the voting suspension percentage to 10% from 35% and in the future may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it.

If you are a holder of Class B Common Stock, you must identify whether you are a U.S. stockholder or a non-U.S. stockholder by choosing the appropriate designation on Item 4 on the proxy card. If you do not provide a response to Item 4 on the proxy card, you will be deemed to be a non-U.S. stockholder and your shares will be subject to the suspension of voting rights. For all matters to be voted on at the Annual Meeting, shares of Class B Common Stock subject to the suspension of voting rights will not be counted as a vote cast “FOR” or “AGAINST” any proposal and will not be considered as shares entitled to vote for purposes of a quorum. Fractional shares will be counted as a fraction of a share cast “FOR” or “AGAINST” any proposal.

If you are a non-U.S. stockholder subject to the suspension of voting rights, you should still give voting instructions for, or submit a proxy for, all of the shares you own when submitting your voting instructions or proxy. If you are subject to the suspension of voting rights and you are a holder of record, the Inspector of Elections will apply the then applicable suspension to a percentage of the voting rights of the Class B Common Stock represented by your proxy card. If you are subject to the suspension of voting rights and you are a beneficial owner who holds in street name, the proxy tabulator will apply the then applicable suspension to a percentage of the voting rights of the Class B Common Stock represented by your voting instructions.

On April 18, 2012, the Murdoch Family Trust and K. Rupert Murdoch (together the “Murdoch Family Interests”) entered into an agreement with the Company, whereby the Murdoch Family Interests agreed to limit their voting rights during the voting rights suspension period (the “Voting Agreement”). Under this Voting Agreement, the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights. Accordingly, the shares held by the Murdoch Family Interests that are subject to the restrictions in the Voting Agreement will not be counted as shares cast “FOR” or “AGAINST” any proposal, but they will be considered as shares present at the meeting for purposes of a quorum.

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about September 29, 2014.

The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about September 29, 2014 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2014 annual report to stockholders will be made available at the same time and by the same methods.

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2 and 3 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting or vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036;

•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);
•	by submitting a later-dated proxy card;
•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or
•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Attending the Annual Meeting in Person

While all of the Company’s stockholders are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by November 6, 2014. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting www.21cfannualmeeting.com/2014 and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at 2014AnnualMeeting@21cf.com providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000; or
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of Common Stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket. If you are not a stockholder of record and hold your shares of Common Stock in “street name,” i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by November 6, 2014.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to 2014AnnualMeeting@21cf.com and identify your specific need no later than November 6, 2014.

The Annual Meeting will be audiocast live on the Internet at www.21cf.com.

Required Vote

Quorum. In order for the Company to conduct the Annual Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. Shares subject to the suspension of voting rights, as described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders,” will not be considered as shares outstanding and entitled to vote and, accordingly, will not be counted for purposes of establishing a quorum at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the 12 Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the votes cast on this proposal.

Advisory Vote on Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” executive compensation.

Other Items. Under the Company’s By-laws and the NASDAQ Stock Market (“NASDAQ”) listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies, which are submitted or returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of each of the Director nominees;
•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015;
•	“FOR”, on an advisory basis, the approval of executive compensation; and
•	in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.

Additionally, if you do not provide a response under Item 4 as to your citizenship on a properly executed proxy, you will be deemed to be a “non-U.S. stockholder” and your shares will be subject to the suspension of voting rights. A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

PROXY SUMMARY

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

2014 Business Highlights

•	The Company continued to grow the television and cable channel businesses through obtaining and increasing retransmission and affiliate compensation and securing key distribution agreements.
•	The Company continued to broaden its core domestic cable business and expand its international cable franchises.
•

The Company capitalized on its new alignment and strategic focus created by the separation of the Company’s business into two independent publicly traded companies, 21st Century Fox and News Corporation (“News Corp”), that was completed on June 28, 2013 (the “Separation”).

•	The Company returned a significant amount of cash to stockholders through dividends and stock repurchases of approximately $4.6 billion during fiscal 2014, a 73% increase over fiscal 2013 levels.
•

The Company removed its full foreign listing from the Australian Securities Exchange (the “ASX”) which has simplified the Company’s capital structure and consolidated trading of the Company’s Common Stock on NASDAQ.

•

The Company structured and negotiated with British Sky Broadcasting Group plc (“BSkyB”) a transaction to transfer the Company’s direct broadcast satellite television (“DBS”) assets, Sky Italia and its interest in Sky Deutschland AG (“Sky Deutschland”), to BSkyB. The agreements for this transaction were signed shortly after the end of the fiscal year, in July 2014.

Executive Compensation Matters

The Company seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. Several important features of our executive compensation program are:

•

The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both the short-term and long-term growth for stockholders.

•

Pay is based on performance. Approximately 70% of the Chief Executive Officer’s and 71% of the other named executive officers’ fiscal 2014 target total direct compensation was “at-risk”, with most of the compensation subject to the achievement of short-term and long-term financial and business objectives.

•

The Company’s annual bonus and long-term incentive programs for its named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon individual and group contributions and the achievement of target financial performance. The performance-based long-term incentive program relies on multiple pre-set, three-year financial performance metrics.

•

The Compensation Committee approves in advance the framework for the annual bonus, including a determination at the beginning of the performance period of performance levels for the achievement of the financial performance metric upon which two-thirds of the annual bonus is based. These performance levels and corresponding payout opportunities as a percentage of the financial performance portion of the annual bonus were disclosed in the Company’s proxy statement for the prior fiscal year.

•	The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of independent Directors. In addition, the

Company’s compensation programs include risk mitigation features, such as significant Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

•	In fiscal 2014, the Compensation Committee adopted stock ownership guidelines which apply to the Company’s named executive officers.
•

Beginning with the fiscal 2015-2017 performance period, the Compensation Committee determined to issue stock-settled (rather than cash-settled) equity awards to all of the Company’s named executive officers and determined to convert the outstanding cash-settled equity awards granted to Mr. K. Rupert Murdoch, Mr. Chase Carey and Mr. James R. Murdoch for the fiscal 2013-2015 and fiscal 2014-2016 performance periods from cash-settled to stock-settled awards to eliminate any volatility in compensation expenses. As a result, all currently outstanding equity awards granted to our named executive officers are stock-settled.

•

The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities.

The “Compensation Discussion and Analysis” begins on page 32 and the Fiscal 2014 Summary Compensation Table and other related tables and disclosure begins on page 54.

Meeting Agenda Items

Proposal No. 1: Election of Directors

Stockholders are being asked to elect 12 Directors. Each of the current Directors is standing for re-election to hold office until the next annual meeting or until his or her successor is duly elected and qualified. All Directors attended at least 75% of the regularly scheduled and special meetings of the Board held during the period for which he or she has been a Director and the meetings of the committees on which he or she served. The following table summarizes information about our Director Nominees. For detailed biographical information, please see page 11, “Proposal No. 1”.

Director	Director Since	Occupation	Independent	Committee Memberships
				A		C		NCG
K. Rupert Murdoch	1979	Chairman and Chief Executive Officer, 21st Century Fox
Lachlan K. Murdoch	1996	Non-Executive Co-Chairman, 21st Century Fox Executive Chairman, NOVA Entertainment
Delphine Arnault	2013	Executive Vice President, Louis Vuitton Malletier	X
James W. Breyer	2011	Founder and Chief Executive Officer, Breyer Capital Partner, Accel Partners	X			X	*	X
Chase Carey	2009	President and Chief Operating Officer, 21st Century Fox
David F. DeVoe	1990	Senior Advisor, 21st Century Fox
Viet Dinh	2004	Professorial Lecturer in Law, Georgetown University Founding Partner, Bancroft PLLC	X	X				X	*
Sir Roderick I. Eddington	1999	Non-Executive Chairman, Australia and New Zealand, J.P. Morgan	X	X	*	X
James R. Murdoch	2007	Co-Chief Operating Officer, 21st Century Fox
Jacques Nasser	2013	Chairman, BHP Billiton	X	X
Robert S. Silberman	2013	Executive Chairman, Strayer Education, Inc.	X					X
Tidjane Thiam		Group Chief Executive, Prudential plc	X

A = Audit Committee

C = Compensation Committee

NCG = Nominating and Corporate Governance Committee

* = Committee Chairman

PROPOSAL NO. 1 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2015. EY has audited the books and records of the Company since the fiscal year ended June 30, 2002. For a detailed description of the fees paid to EY, please see page 25, “Proposal No. 2”. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

PROPOSAL NO. 2 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

Proposal No. 3: Advisory Vote on Executive Compensation

The Company is asking its stockholders to indicate their support for the Company’s compensation of its named executive officers. The Company holds this vote, commonly known as a “say on pay” vote, on an annual basis.

PROPOSAL NO. 3 RECOMMENDATION: THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table lists the nominees for election as Directors under Proposal 1. Each Director nominated in Proposal 1, if elected, is to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of September 15, 2014. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Name and Age	Business Experience and Directorships	Director Since
K. Rupert Murdoch AC (83)

K. Rupert Murdoch AC has been Chief Executive Officer of the Company since 1979 and its Chairman since 1991. He also serves as the Executive Chairman of News Corp since December 2012. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K. R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media and entertainment company it is today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s history and provides strong operational leadership and broad strategic vision for the Company’s future.

1979

Lachlan K. Murdoch (43)

Lachlan K. Murdoch has been a Director of the Company since 1996 and its Non-Executive Co-Chairman since March 2014. Mr. L.K. Murdoch has served as Executive Chairman of NOVA Entertainment (formerly known as DMG Radio Australia) since 2009. He served as a Director of Ten Network Holdings Limited from 2010 to March 2014 and as its Non-Executive Chairman from February 2012 to March 2014, after serving as its Acting Chief Executive Officer from 2011 to January 2012. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. Since June 2013, he has served as a Director of News Corp and as its Non-Executive Co-Chairman since March 2014. Mr. L.K. Murdoch served as an advisor to the Company from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills to the Board. Mr. L.K. Murdoch has extensive experience serving in several senior leadership positions within the Company, including as the Deputy Chief Operating Officer of the Company, as well as extensive expertise in the media industry, which allow him to offer the Board valuable insight on developing global strategies and guiding the overall corporate agenda.

1996

Name and Age	Business Experience and Directorships	Director Since
Delphine Arnault (39)

Delphine Arnault has been a Director of the Company since 2013. Ms. Arnault has been Executive Vice President of Louis Vuitton Malletier since September 2013. She served as Deputy General Manager at Christian Dior Couture from 2008 to 2013 and has served as a Director of Christian Dior SA since 2012. She was a consultant at McKinsey & Company before joining Christian Dior Couture in 2001. Ms. Arnault has served as a Director of LVMH Moët Hennessy—Louis Vuitton SA (“LVMH”) since 2003 and of several of LVMH’s subsidiaries including Loewe SA, Emilio Pucci Srl, Les Echos, Château Cheval Blanc and Céline. She has also served as a Director of M6 – Metropole Television SA since 2009 and Havas since May 2013.

Ms. Arnault’s career at LVMH has given her significant experience in business strategy, product development and brand management. She offers the Board a valuable international perspective and strong leadership skills.

2013

James W. Breyer (53)

James W. Breyer has been a Director of the Company since 2011 and serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Breyer has been a Partner of Accel Partners, a venture capital firm, since 1987 and is the Founder and Chief Executive Officer of Breyer Capital, a global diversified investment firm. Mr. Breyer is also a co-founder and has been co-lead on the strategic investment committee since inception of the IDG-Accel China Funds. Mr. Breyer was elected as a fellow in 2013 to the join the Harvard Corporation, the University’s senior governing body. Mr. Breyer also serves as a Director of several privately-held companies including Legendary Pictures and Etsy. He previously served as a Director of Dell Inc. from 2009 to 2013, a Director of Facebook from 2005 to 2013, a Director of Wal-Mart Stores, Inc. from 2001 to 2013, a Director of Marvel Entertainment, Inc. from 2006 to 2009, a Director of Model N, Inc. from 2000 to 2013 and a Director of Brightcove from 2005 to 2013.

As a venture capitalist and an investor in a diverse portfolio of companies, including numerous consumer Internet, media, and technology companies, Mr. Breyer has significant experience in strategic planning and investment management. His entrepreneurial vision, investment expertise and in-depth knowledge of new and existing technologies offer valuable insight into industries relevant to the Company’s business operations.

2011

Name and Age	Business Experience and Directorships	Director Since
Chase Carey (60)

Chase Carey has been the President and Chief Operating Officer of the Company and Deputy Chairman of the Board since July 2009. Mr. Carey previously served the Company in numerous roles beginning in 1988, including as Co-Chief Operating Officer from 1996 to 2002, as a consultant from 2002 to 2003 and as a Director from 1996 to 2007. Mr. Carey has served on the Supervisory Board of Sky Deutschland since 2010 and previously served as its Chairman from 2010 to September 2013. Since January 2013, Mr. Carey has served as a Director of BSkyB, where he previously served as a Director from 2003 to 2008. Mr. Carey served as President and Chief Executive Officer and a Director of DIRECTV from 2003 to 2009.

As the Company’s President, Chief Operating Officer and Deputy Chairman, Mr. Carey is a key member of the Company’s management team. He has a broad and deep understanding of the Company and its operations, having served in a variety of leadership positions within the Company and with its affiliates for 25 years. Mr. Carey brings valuable executive leadership experience to the Board, as well as unparalleled expertise in the media and satellite television industries. He also brings his experience of having served on the boards of other large public companies.

		2009

David F. DeVoe (67)	David F. DeVoe has been a Director of the Company since 1990. Mr. DeVoe currently serves as a Senior Advisor of the Company. He served as the Company’s Chief Financial Officer from 1990 to June 2013. Mr. DeVoe has been a Director of BSkyB since 1994. Mr. DeVoe has an extensive knowledge of the Company and its operations having served as the Chief Financial Officer of the Company for 23 years. Mr. DeVoe’s financial acumen and perspective offer the Board key insight into the business of the Company.	1990

Name and Age	Business Experience and Directorships	Director Since
Viet Dinh (46)

Viet Dinh has been a Director of the Company since 2004 and serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Dinh is a Professorial Lecturer in Law and Distinguished Lecturer in Government at Georgetown University. Mr. Dinh is a Partner of Bancroft PLLC, a law firm he founded in 2003. Mr. Dinh has acted as General Counsel and Corporate Secretary of Strayer Education, Inc. (“Strayer”) since 2010 through Strayer’s engagement of Bancroft PLLC. He served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 to 2003. Mr. Dinh has served as a Director of Revlon, Inc. since 2012. He served as a Director of M&F Worldwide Corp., which ceased to be a public reporting company in 2011, from 2007 to 2011, and as a Director of The Orchard Enterprises, Inc., which ceased to be a public reporting company in 2010, from 2007 to 2010.

As a member of the Company’s Board, Mr. Dinh offers the Company his experience, intellect and acute knowledge of and contacts within the U.S. government. He teaches on issues of corporate governance and brings to the Board and the committees on which he serves corporate governance expertise, which is also strengthened by his current and former service on the boards of other public companies.

2004

Sir Roderick I. Eddington (64)

Sir Roderick I. Eddington has been a Director of the Company since 1999 and the Lead Director since 2006, and serves as the Chairman of the Audit Committee and as a member of the Compensation Committee. Sir Roderick Eddington has served as Non-Executive Chairman, Australia and New Zealand of J.P. Morgan since 2006. He served as a Director and the Chief Executive of British Airways Plc from 2000 to 2005 and as the Managing Director of Cathay Pacific Airways from 1992 to 1996. Sir Roderick Eddington has been a Director of John Swire & Sons Pty Ltd since 1997, a Director of CLP Holdings Limited since 2006, and a Director of Lion Pty Ltd since 2011 and its Chairman since April 2012. Sir Roderick Eddington served as a Director of Allco Finance Group Limited from 2006 to 2009 and as a Director of Rio Tinto plc from 2005 to 2011.

As the former chief executive of a large public company, Sir Roderick Eddington brings to the Board and his role as Lead Director strong leadership and extensive business, strategic and operational experience. He is particularly knowledgeable and has extensive experience in the Asian and European markets, which are key markets for the Company. His experience as a Director at other large public companies is also a valuable resource for the Board.

1999

Name and Age	Business Experience and Directorships	Director Since
James R. Murdoch (41)

James R. Murdoch has been a Director of the Company since 2007 and its Co-Chief Operating Officer since March 2014. He previously served as the Deputy Chief Operating Officer and Chairman and CEO, International of the Company from 2011 to March 2014, after serving as the Company’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of BSkyB from 2003 to 2007. Mr. J.R. Murdoch has served as a Director of BSkyB since 2003 and served as its Non-Executive Chairman from 2007 to 2012. He has served on the Supervisory Board of Sky Deutschland since April 2013 and as its Chairman since September 2013. Since June 2013, he has served as a Director of News Corp. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of the Company, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of the Company, and served as a member of the Board from 2000 to 2003. Mr. J.R. Murdoch served as a Director of GlaxoSmithKline plc from 2009 to 2012 and as a Director of Sotheby’s from 2010 to 2012. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

Mr. J.R. Murdoch is a key member of the Company’s management team, as the Co-Chief Operating Officer. Mr. J.R. Murdoch has served in a number of leadership positions within the Company and at its affiliates over the past 18 years. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

2007

Jacques Nasser (66)

Jacques Nasser has been a Director of the Company since 2013 and serves as a member of the Audit Committee. He has been a Consultant of One Equity Partners LLP since 2013, after serving as a Non-Executive Advisory Partner from 2010 to 2013 and a Senior Partner from 2002 to 2010. He served as a Director and the President and Chief Executive Officer of Ford Motor Company from 1998 to 2001, after serving in various leadership positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser has been a Director of BHP Billiton Limited and BHP Billiton Plc since 2006 and the Chairman of each since 2010. He served as a Director of BSkyB from 2002 to November 2012.

Mr. Nasser has more than 30 years of experience in operating and managing large-scale global businesses and more than a decade of private equity strategic investment experience. Through his service as a Director of BSkyB, Mr. Nasser has a strong understanding of the pay television industry.

2013

Name and Age	Business Experience and Directorships	Director Since
Robert S. Silberman (56)

Robert S. Silberman has been a Director of the Company since 2013 and serves as a member of the Nominating and Corporate Governance Committee. Mr. Silberman is the Executive Chairman of Strayer. He previously served as Strayer’s Chief Executive Officer from 2001 to 2013 and has served as its Chairman of the Board since 2003. Prior to his work at Strayer, he served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. Mr. Silberman also held senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has served as a Director of Covanta Holding Corporation since 2004 and a Director of Par Petroleum Corporation since June 2014.

Through his career in the public and private sector and as the former Chief Executive Officer of a public company, Mr. Silberman has extensive experience in general and financial management and leadership of large scale organizations. He offers the Board valuable insight on public policy, government affairs and strategic development.

2013

Tidjane Thiam (52)

Tidjane Thiam has been the Group Chief Executive since 2009 and a Director since 2008 of Prudential plc (“Prudential”), where he served as Chief Financial Officer from 2008 to 2009. He previously served in a variety of leadership roles at Aviva from 2002 to 2008, holding successively the positions of Group Strategy and Development Director, Managing Director of Aviva International, Group Executive Director and Chief Executive Officer, Europe, and serving as a Director in 2007. Mr. Thiam joined Aviva in 2002 from McKinsey & Company, the consulting firm, where he was a partner. Mr. Thiam is a member of the Board of the Association of British Insurers, where he served as Chairman from 2012 to 2014.

Mr. Thiam will bring to the Board extensive business and operational experience gained through his leadership positions at large scale organizations, including as the Group Chief Executive and former Chief Financial Officer of an international financial services company. Mr. Thiam has extensive experience in finance and investments and a deep knowledge of international and emerging markets.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE MATTERS

Recent Compliance and Corporate Governance Decisions. The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders and, along with the Board, regularly reviews and updates its compliance and training programs and corporate governance practices, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s business. The Company has recently taken the following actions to further enhance its compliance programs and corporate governance practices.

•

Enhanced Lead Director Responsibilities. In fiscal 2014, the Board amended the Statement of Corporate Governance to provide that the Lead Director would approve meeting schedules, agendas and information sent to the Board.

•

Adoption of Executive Stock Ownership Guidelines. The Compensation Committee believes that the named executive officers of the Company should have an appropriate equity ownership in the Company to further align the interests of stockholders’ and the named executive officers. Accordingly, as described on page 51 in the “Compensation Discussion and Analysis”, in fiscal 2014, the Compensation Committee adopted stock ownership guidelines which apply to the Company’s named executive officers.

•

Enhanced Non-Executive Director Stock Ownership Guidelines. The Compensation Committee adopted modified Non-Executive Director stock ownership guidelines which require Non-Executive Directors to own equity (including Deferred Stock Units (“DSU”)) equal in value to five times the annual cash retainer, an increase from the previous requirement of three times the annual cash retainer. Non-Executive Directors will have a compliance period of five years following the later of (i) adoption of the modified guidelines and (ii) initial election to the Board.

•

Implementation and management of effective compliance programs as an important consideration when determining incentive compensation. Beginning with the fiscal 2014 annual bonus, the Compensation Committee considers, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction. In addition, the Compensation Committee may consider achievements in all compliance initiatives, including implementation progress of such initiatives, in determining long-term incentive plan awards.

•

Significant Achievements Made in Implementing Ethics and Compliance Objectives by Management. During fiscal 2014, the Company made significant achievements in implementing its ethics and compliance objectives including developing and implementing enhanced compliance protocols and procedures, hiring and training of key compliance personnel and monitoring and assessing various elements of the compliance program, internal communications, and access to information.

Independent Directors.  The Nominating and Corporate Governance Committee has adopted the definition of “Independent Director” as set forth in NASDAQ Listing Rule 5605(a)(2) to assist the Board in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

During its review of Director independence, the Board considers transactions and relationships between each Director or Director nominee, as applicable, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examines transactions and relationships between the Directors or Director nominees, as applicable, or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director or Director nominee, as applicable, is independent.

As a result of its review, the Board affirmatively determined that Sir Roderick I. Eddington, Ms. Arnault and Messrs. Breyer, Dinh, Nasser, Silberman and Thiam are independent of the Company and its management under the standards adopted by the Company and set forth in the NASDAQ listing rules. While a majority of Directors are independent as required under applicable NASDAQ listing rules and by the Company’s Statement of Corporate Governance and committee charters, the Board is committed to achieving a supermajority of independent Directors.

Due to Mr. Breyer’s service on the Board of Legendary Pictures, an independent film production business, the Company’s Board has adopted rules to prevent Mr. Breyer from obtaining non-public information regarding the Company’s film production and distribution businesses. For example, Mr. Breyer recuses himself from those portions of Board meetings at which the Company’s film production and distribution businesses are discussed, and he does not receive Board materials that include non-public information that is specific to the Company’s film production and distribution businesses. Additional procedures may be adopted in the future as the business of Legendary Pictures or the Company evolves, and otherwise as appropriate.

Mr. Thiam serves as the Group Chief Executive of Prudential. In March 2013, Prudential agreed to settle with the UK Financial Services Authority (“FSA”) in respect of a decision by the FSA that, under FSA Principles, the FSA should have been informed earlier of Prudential’s attempt to acquire the Asian subsidiary of American International Group Incorporated in early 2010. Prudential agreed to pay fines totaling £30 million and Mr. Thiam agreed to be censured. Following the FSA’s final notice, the Chairman of the Board of Prudential confirmed that Mr. Thiam acted at all times in the interests of Prudential and with the full knowledge and authority of its Board.

Board Leadership Structure.  The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an independent Director, an independent, non-executive Director shall be designated by a majority of the independent, non-executive Directors of the Board as Lead Director. The positions of Chief Executive Officer (“CEO”) and Chairman of the Board are both currently held by Mr. K.R. Murdoch. The Board has also appointed a Lead Director, Sir Roderick I. Eddington. The Lead Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-executive Directors and the independent Directors;
•	communicating to the Chairman of the Board feedback from executive sessions as appropriate;
•	serving as liaison between the Chairman of the Board and the independent Directors;
•	meeting with the Audit Committee and/or the Compliance Steering Committee periodically;
•	approving information sent to the Board and meeting agendas for the Board;
•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-executive Directors and/or independent Directors, if desired;
•	participating in the Compensation Committee’s evaluation of the performance of the CEO;
•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;
•	supervising the Board’s determination of the independence of its Directors; and
•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes that this combined role of Chairman and CEO, coupled with a Lead Director, is currently the most effective leadership structure for the Company and is in the best interests of its stockholders. The combined role of Chairman and CEO promotes strong and consistent leadership for the Company, with a single voice setting the tone and having primary responsibility for the management of the Company. The Board believes that the CEO is the person best suited to serve as Chairman, because he is the person most familiar with the Company’s businesses and the most capable of effectively identifying strategic priorities and opportunities and leading the Board in the discussion of the execution of the Company’s strategy. The Board believes that the combined role of Chairman and CEO also facilitates the flow of information between the Board and management.

In considering its leadership structure, the Board believes that the combined roles of Chairman and CEO are appropriately balanced by the designation of a Lead Director with substantive responsibilities, the majority of independent Directors that comprise the Board and the Company’s strong corporate governance policies and procedures.

The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders and (iv) any relevant legislative or regulatory developments.

CEO Succession Planning.  The Board, with the assistance of the Compensation Committee, oversees CEO succession planning. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession planning in the event of extraordinary circumstances.

As part of the CEO continuity succession planning process, the CEO provides to the Compensation Committee recommendations and evaluations of members of appropriate candidates and their succession potential to the CEO position. The Compensation Committee reviews potential candidates with the CEO or other members of senior management as the Compensation Committee considers appropriate, which review includes development needs and developmental progress with respect to specific individuals. Directors engage with potential candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates by the Directors. Further, the Compensation Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management. The Lead Director also participates in the Compensation Committee’s evaluation of the performance of the CEO.

The Compensation Committee reports on its succession planning efforts to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the CEO position while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe.

Board Oversight of Risk.  Risk management is primarily the responsibility of the Company’s management; however, the Board has responsibility for overseeing management’s identification and management of those risks. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Group General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. For example: the Audit Committee is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes, and its oversight of the Company’s Compliance Steering Committee; the Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs; and the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes. Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

The Board has enhanced its oversight of risk by amending the charter of the Audit Committee in June 2013 to provide that the Audit Committee would be responsible for reviewing with the Company’s General Counsel and Chief Compliance Officer and Corporate Audit the results of the Company’s ongoing anti-corruption compliance program and for overseeing the activities of the Compliance Steering Committee. In addition, the Board amended the Statement of Corporate Governance to provide that the Lead Director meet with the Audit Committee and/or Compliance Steering Committee periodically.

Statement of Corporate Governance.  The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at www.21cf.com/StatementofCorporateGovernance/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Corporate Secretary. Each Director has certified that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.

Standards of Business Conduct and Code of Ethics.  The Board has adopted the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted.

To promote further ethical and responsible decision-making, the Board has established a Code of Ethics for the CEO and senior financial officers that is incorporated by reference into the Standards of Business Conduct.

The full text of the Standards of Business Conduct and the Code of Ethics may be found on the Company’s website at www.21cf.com/CorporateGovernance/StandardsofBusinessConduct/ and www.21cf.com/CodeofEthics/, respectively, and each is available in print, without charge, to any stockholder requesting a paper copy of the documents by contacting the Corporate Secretary.

Director Nomination Process.  The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her leadership and ability to exercise sound judgment; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the full Board which makes the final determination whether to nominate or appoint the new Director after considering the Nominating and Corporate Governance Committee’s recommendation.

Stockholder Nomination Procedure.  The By-laws provide procedures for stockholders to nominate persons for election as Directors.

Stockholders must provide timely notice of a Director nomination and such nomination must be submitted in writing to the attention of the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Pursuant to the By-laws, to be timely for the 2015 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary between July 15, 2015 and August 14, 2015. Stockholder nominations must contain, for each person nominated as Director, all information relating to the stockholder nominee as would be required pursuant to the By-laws, the stockholder nominee’s written consent to serve as Director if elected, a completed and signed questionnaire, which seeks information on the background and qualifications of any nominee, and a completed and signed representation and agreement, which provides that such nominee (i) will abide by the majority voting requirements contained in the By-laws, (ii) is not and will not become a party to voting commitments that have not been disclosed to the Company or could limit such person’s ability to comply with his or her fiduciary duties, (iii) is not and will not become a party to any arrangement with any person or entity other than the Company with respect to direct or indirect compensation, reimbursement or indemnification in connection with service as a Director that has not been disclosed and (iv) will be in compliance, if elected, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. Stockholder nominations must also (i) state the stockholder’s name and address as they appear on the Company’s books, (ii) the class and number of shares of the Company owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder and/or beneficial owner, any of their respective affiliates or associates, and any others acting in concert, including the nominee, (iv) a description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by such stockholder or beneficial owner, the effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or beneficial owner with respect to the Company’s securities, (v) a representation that the stockholder is a holder of record of Class B Common Stock and intends to appear in person or by proxy at such meeting to propose the nomination, (vi) whether such stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of Class B Common Stock to elect such nominee or nominees and (vii) any other information required to be disclosed, as applicable, in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A stockholder providing notice of a proposed Director nomination shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date of the meeting and as of the date that is fifteen days prior to the meeting.

Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chairman of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

The Chairman of the Nominating and Corporate Governance Committee recommended Mr. Thiam for nomination by the Nominating and Corporate Governance Committee, which in turn recommended to the Board the nomination of Mr. Thiam.

Communication with the Board.  Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

•

information provided on the Company’s website www.21cf.com, including the Company’s annual report which is distributed to all stockholders in connection with distribution of the Company’s proxy statement for its annual meeting of stockholders and which is available to all stockholders on request, as set forth under the heading “Annual Report on Form 10-K”;

•	reports and other disclosures made to the SEC and NASDAQ; and
•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the attention of our Lead Director, Sir Roderick I. Eddington, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.21cf.com.

Director Evaluation Policy.  The Lead Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Standards of Business Conduct and the Company’s corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2014, the Board held a total of eight regularly scheduled and special meetings and one informational meeting. All of the Directors attended at least 75% of the regularly scheduled and special meetings of the Board held during the period for which he or she has been a Director and the meetings of the committees on which he or she served.

It is the policy of the Board to hold regular executive sessions of the Non-Executive Directors and independent Directors without management present. During the fiscal year ended June 30, 2014, the Non-Executive Directors and independent Directors of the Board held six executive sessions. Sir Roderick I. Eddington currently serves as Lead Director and presides over such executive sessions.

Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. At the annual meeting of stockholders held by the Company in October 2013, all of the then serving Directors attended the annual meeting, with the exception of Ms. Delphine Arnault.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and NASDAQ. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at www.21cf.com/BoardCommittees/ and are available in print to any stockholder requesting a paper copy of these documents from the Corporate Secretary.

Audit Committee.  The Audit Committee consists of Sir Roderick I. Eddington, who serves as Chairman, and Messrs. Dinh and Nasser. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During the fiscal year ended June 30, 2014, the Audit Committee held six meetings. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NASDAQ listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially literate in accordance with the NASDAQ listing rules. The Board also determined that Sir Roderick I. Eddington and Mr. Nasser are “audit committee financial experts” as defined under the SEC rules.

Compensation Committee.  In fiscal 2014, the Compensation Committee consisted of Mr. Breyer, who served as Chairman, Sir Roderick I. Eddington and Mr. Uribe. Mr. Uribe resigned as a member of the Board effective June 30, 2014. The primary responsibilities of the Compensation Committee are: (i) to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of these goals and objectives and other factors the Compensation Committee deems appropriate, and, based on this review and evaluation, to recommend to the Board the compensation of the CEO; (ii) to consider, authorize and oversee the Company’s incentive compensation plans and equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans; (iii) to review and approve fixed and performance-based compensation, benefits and terms of employment of the Company’s executive officers (as defined by NASDAQ listing rules) and such other senior executives identified by the Compensation Committee after consultation with the Company’s CEO and other members of management; (iv) to review and approve or ratify the principal employment terms for each employment arrangement (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target for the contract period is equal to or greater than a threshold amount set by the Compensation Committee; (v) to review and approve separation obligations that exceed by more than a certain amount set by the Compensation Committee (excluding consideration for outstanding equity awards) those contractually provided for in an employment agreement approved or ratified by the Compensation Committee pursuant to (iv) above; (vi) to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives; (vii) to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives; (viii) to review the compensation of non-executive Directors for service on the Board and its committees and recommend changes in compensation to the Board; and (ix) to review the Company’s compensation policies and practices to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company.

During the fiscal year ended June 30, 2014, the Compensation Committee held five meetings. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Carey the authority to make awards of restricted stock units and performance stock units, as applicable, within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. K.R. Murdoch or Carey pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers during fiscal 2014, including the role of our CEO in recommending the amount or form of compensation paid to the named executive officers, other than himself, is found in the section titled “Compensation Discussion and Analysis” below.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant. During the past several years, including fiscal 2014, the Compensation Committee has retained Deloitte Consulting LLP (“Deloitte Consulting”) to provide advice on a variety of compensation matters as requested by the Compensation Committee. Deloitte Consulting primarily provides advice relating to named executive officer and non-executive Director compensation, compensation trends, the design of the Company’s equity incentive plans, and, from time to time, the structure of individual executive employment agreements. The Compensation Committee reviews information provided by Deloitte Consulting to determine the appropriate level and mix of compensation for each of the named executive officers in light of our compensation objectives. The total fees paid to Deloitte Consulting for these services during fiscal 2014 were approximately $369,000.

During fiscal 2014, the Company’s management retained Deloitte Consulting and its affiliates (collectively, “Deloitte”) to provide other services to the Company. These services included tax compliance and consulting for domestic and international operating units, systems implementation assistance, operational consulting, internal audit assistance and due diligence. The total amount paid for such services (excluding the services as consultant to the Compensation Committee as discussed above) to Deloitte during fiscal 2014 was approximately $41 million. Deloitte was engaged directly by management to provide these other services and, accordingly, Deloitte’s engagement for these other services was not formally approved by the Board or by the Compensation Committee.

In February 2014, the Compensation Committee considered Deloitte’s independence as its compensation consultant by taking into account the factors prescribed by the NASDAQ listing rules. Based on such evaluation, the Committee determined that no conflict of interest exists.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Mr. Dinh, who serves as Chairman, and Messrs. Breyer and Silberman. The primary responsibilities of the Nominating and Corporate Governance Committee are: (i) to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board; (ii) to consider the performance of incumbent Directors in determining whether to nominate them for re-election; (iii) to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders; (iv) to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships; and (v) to advise and make recommendations to the Board on corporate governance matters. The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended June 30, 2014.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2015. EY has audited the books and records of the Company since the fiscal year ended June 30, 2002. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed EY to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by EY. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by EY for the fiscal years ended June 30, 2014 and June 30, 2013 is set forth below. Fees in fiscal 2013 reflect the additional services in connection with executing the Separation, including the separate audit of News Corp.

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$17,466,000	$32,940,000
Audit-Related Fees(2)	$2,702,000	$2,175,000
Tax Fees(3)	$14,598,000	$19,018,000
All Other Fees(4)	$40,000	$139,000

Total Fees	$34,806,000	$54,272,000

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2014 and June 30, 2013; the audit of internal control over financial reporting as of June 30, 2014 and June 30, 2013 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; audit and related work in fiscal 2013 for the carved-out consolidated financial statements of News Corp as a result of the Separation; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including in fiscal 2013 consultations related to the Separation.
(4)	All other fees principally consist of services relating to participation in an industry operational benchmarking study and EY training seminars in the fiscal years ended June 30, 2014 and 2013.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2014 and June 30, 2013 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by EY during the fiscal years ended June 30, 2014 and June 30, 2013, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the Company’s 2013 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers. The Company is required to provide an advisory vote on executive compensation pursuant to Section 14A of the Securities and Exchange Act, and has determined to hold such vote annually.

As described in detail in the “Compensation Discussion and Analysis”, the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for stockholders. The compensation framework designed by the Company emphasizes a pay for performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described on page 35 under the heading “Pay-for-Performance Alignment”. In addition, as described on page 40 under the heading “2014 Pay Mix”, the compensation framework places a significant majority of the Chief Executive Officer’s and other named executive officers’ total direct compensation “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described beginning on page 36, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2014 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS OF 21ST CENTURY FOX

The executive officers of the Company at June 30, 2014 are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	83	Chairman and Chief Executive Officer
Chase Carey	60	Deputy Chairman, President and Chief Operating Officer
James R. Murdoch(1)	41	Director and Co-Chief Operating Officer
John P. Nallen	57	Senior Executive Vice President and Chief Financial Officer
Gerson Zweifach	61	Senior Executive Vice President and Group General Counsel

(1)	Mr. K.R. Murdoch, is the father of Mr. J.R. Murdoch and Mr. L.K. Murdoch, the Non-Executive Co-Chairman of the Board. Messrs. J.R. Murdoch and L.K. Murdoch are brothers. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch, Carey and J. R. Murdoch can be found under the heading “Election of Directors.”

John P. Nallen has served as Senior Executive Vice President and Chief Financial Officer of the Company since July 2013. He previously served as Executive Vice President and Deputy Chief Financial Officer of the Company from 2001 to July 2013. Prior to joining the Company in 1995, he worked for 16 years at Arthur Andersen where he became a CPA and a partner leading its Media Industry Practice.

Gerson Zweifach has been a Senior Executive Vice President and Group General Counsel of the Company since 2012. He also serves as Chief Compliance Officer of the Company. Mr. Zweifach served as an attorney at Williams & Connolly LLP where he was a partner from 1988 to February 2012 and currently serves as Of Counsel. He also serves as General Counsel of News Corp and will continue to serve in such capacity on a transitional basis through January 31, 2015. Mr. Zweifach has been a member of the Bar of the District of Columbia since 1981 and the Bar of the State of New York since 1980.

SECURITY OWNERSHIP OF 21ST CENTURY FOX

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 15, 2014 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Executive Compensation and Other Information”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)
Murdoch Family Trust(6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,000	306,623,480	0	*	38.4%

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud(7) c/o Kingdom Holding Company Kingdom Centre—Floor 66 P.O. Box 2 Riyahd, 11321 Kingdom of Saudi Arabia	0	52,737,915	0	0	6.6%(12)

K. Rupert Murdoch(8)	8,786,432	314,889,598	0	*	39.4%
Delphine Arnault	0	0	0	0	0
James W. Breyer	0	0	0	0	0
Chase Carey(9)	85,520	0	0	*	0
David F. DeVoe	4,080	0	0	*	0
Viet Dinh	0	1,010	0	0	*
Sir Roderick I. Eddington	134,770	0	0	*	0
James R. Murdoch(10)	2,389,320	1,644	0	*	*
Lachlan K. Murdoch	456	5,857	0	*	*
John P. Nallen	175,819	0	0	*	0
Jacques Nasser	0	0	0	0	0
Robert S. Silberman	0	15,000	0	0	*
Arthur M. Siskind(11)	11,160	7,600	0	*	*
Gerson Zweifach	0	0	0	0	0
All current Directors and executive officers as a group (14 members)	11,587,557	314,920,709	0	*	39.4%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 15, 2014.
(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.
(2)	The address for all Directors and executive officers of the Company is c/o 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036.
(3)	No options are outstanding.

(4)	Applicable percentage of ownership is based on 1,384,121,935 shares of Class A Common Stock and 798,520,953 shares of Class B Common Stock outstanding as of September 15, 2014, for such stockholder or group of stockholders, as applicable.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	Beneficial ownership of the Class A Common Stock is as of November 10, 2008 as reported on Form 4 filed with the SEC on November 13, 2008. Beneficial Ownership of Class B Common Stock is as of December 31, 2008, as reported on Schedule 13G/A filed with the SEC on February 17, 2009. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock may be pledged from time to time to secure lines of credit with certain banks. As described in the section titled “Restrictions on Voting by Non-U.S. Stockholders,” the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights.
(7)	Beneficial ownership of Class B Common Stock is as of December 31, 2013 as reported on Schedule 13G/A filed by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud (“HRH”) on January 31, 2014. Based on the Schedule 13G/A, 2,402,011 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-11, Ltd. (“KR-11”), 7,180,557 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-134, Ltd. (“KR-134”), 2,147,989 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-138, Ltd. (“KR-138”), 9,400,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-146, Ltd. (“KR-146”), 13,934,246 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-222, Ltd. (“KR-222”), 5,744,297 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-240, Ltd. (“KR-240”), and 11,928,815 shares of the reported Class B Common Stock are owned by Kingdom Holding Company (“KHC”). KR-134 and KR-138 are wholly-owned subsidiaries of KR-11. KR-11, KR-146, KR-222 and KR-240 are wholly-owned subsidiaries of KHC. HRH, as the majority shareholder of KHC, has the power to elect a majority of the directors of KHC and, through this power, has the power to appoint a majority of the directors of KR-11, KR-146, KR-222 and KR-240, and, in turn, KR-11, as sole shareholder of KR-134 and KR-138, has the power to appoint a majority of the directors of KR-134 and KR-138. Accordingly, for purposes of Regulations 13D-G under the Exchange Act, HRH can indirectly control the disposition and voting of the shares of Class B Common Stock held by KR-11, KR-134, KR-138, KR-146, KR-222, KR-240 and KHC.
(8)	Beneficial ownership reported includes 57,000 shares of Class A Common Stock and 306,623,480 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 8,250,000 shares of Class B Common Stock held by the K.R. Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 8,729,432 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children; however, Mr. K.R. Murdoch disclaims beneficial ownership of such shares.
(9)	Beneficial ownership reported includes 85,520 shares of Class A Common Stock held by the Charles G. Carey 2002 Trust of which Mr. Carey holds a beneficial and trustee interest.

(10)	Beneficial ownership reported includes 1,998,701 shares of Class A Common Stock held by the JRM Family Trust which is administered by an independent trustee for the benefit of Mr. J.R. Murdoch and his immediate family.
(11)	Mr. Siskind is a Director Emeritus.
(12)	In order to maintain compliance with federal law and in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Company has suspended 10% of the voting rights of Class B Common Stock of the Company held by non-U.S. stockholders or those who are deemed to be non-U.S. stockholders. The Audit Committee of the Board may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it. Accordingly, as a non-U.S. stockholder, HRH will have voting rights with respect to the Class B Common Stock he owns in accordance with the voting percentage suspension in effect for the Annual Meeting. For further information, see the discussion under the section titled “Restrictions on Voting by Non-U.S. Stockholders.”

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board is responsible for (i) developing an effective compensation philosophy, (ii) establishing, implementing and monitoring the effectiveness of the Company’s compensation programs, (iii) approving the elements of compensation awarded to the executive officers named in the Summary Compensation Table, and (iv) overseeing and reviewing the Company’s executive incentive and equity-based compensation plans. Throughout this proxy statement, we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2014, as well as the other individuals included in the Summary Compensation Table on page 54 as the “named executive officers.”

Executive Summary

Fiscal 2014 Business Review

The Company reported a strong performance for fiscal 2014. Annual highlights include:

•

Revenues rose 15% to $31.9 billion and Operating Income Before Depreciation and Amortization (“OIBDA”) increased 7% to $6.7 billion, even after absorbing investments in new cable networks including Fox Sports 1, FXX and the STAR Sports networks.

•

The Company continued to grow the television and cable channel businesses by continuing its efforts to obtain and increase retransmission and affiliate compensation and securing key distribution agreements.

•

The Company continued to broaden its core domestic cable business with the launch of a national sports channel Fox Sports 1, its third branded FX channel, FXX, as well as increasing its ownership interest in the Yankees Entertainment and Sports Network (the “YES Network”), bringing the total ownership interest in the YES Network to 80%.

•

The Company capitalized on its new alignment and strategic focus created by the separation of the Company’s business into two independent publicly traded companies that was completed on June 28, 2013 (the “Separation”) to more effectively and efficiently build on the momentum in its core businesses and benefit from the global demand for premium content.

•

The Company continued to expand its international cable franchises by launching the STAR Sports brand across six sports channels in India, including India’s first 24/7 Hindi sports network and the STARSports.com digital sites, substantially increasing the reach of sports and establishing a new foundation for growth in India. In Latin America, through the Company’s strategy of expanding the Fox brand, launching new channels and adding new original programming, FOX both increased its ratings and continued to be the highest rated cable channel in both Brazil and Mexico.

•	Net cash provided by operating activities was $3.0 billion.
•	The Company returned a significant amount of cash to stockholders through dividends and stock repurchases of approximately $4.6 billion during fiscal 2014, a 73% increase over fiscal 2013 levels.
•

The Company removed its full foreign listing from the Australian Securities Exchange (the “ASX”) which has simplified the Company’s capital structure and consolidated trading of the Company’s Common Stock on the NASDAQ Global Select Market (“NASDAQ”).

•

The Company structured and negotiated with BSkyB a transaction to transfer the Company’s DBS assets, Sky Italia and its interest in Sky Deutschland, to BSkyB. The agreements for this transaction were signed shortly after the end of the fiscal year, in July 2014.

•

The Company initiated the formation of a joint venture with funds managed by affiliates of Apollo Global Management (“Apollo”) to combine three leading creators, producers and distributors of multiplatform entertainment: the Shine Group, Endemol and Core Media Group.

As indicated in the graph below, the Company’s performance over the last three years, as measured by total stockholder return (“TSR”), as adjusted to reflect the share price value of 21st Century Fox following the Separation, has been very strong. For example, an investment in the Company’s Class A Common Stock has significantly outpaced the returns for the S&P 500 Index for the three-year period ending June 30, 2014 and exceeds the composite return for a group of seven large media companies over the same three-year period.

	7/1/2011	6/30/2012	6/30/2013	6/30/2014
21st Century Fox(1)	$100	$127	$187	$231
Entertainment & Media Peer Group Composite(2)	$100	$117	$162	$216
S&P 500	$100	$105	$125	$153

(1)	The Separation of News Corp is treated as a special dividend for the purposes of calculating total stockholder return for 21st Century Fox.
(2)	The peer companies for purposes of this analysis include CBS Corporation, Comcast Corporation, DIRECTV, Time Warner Inc., Time Warner Cable Inc., The Walt Disney Company and Viacom Inc.

Capital Returned to Stockholders

In fiscal 2014, we returned nearly $4.6 billion to stockholders in share repurchases and dividends, bringing the total cash returned to stockholders over the last three years to approximately $12 billion. In August 2013, we announced a 47% increase in our dividend, reflecting both our continued commitment to returning capital to stockholders and our confidence in the future performance of the Company. At the end of fiscal 2013, we distributed approximately $12 billion to stockholders in shares of the News Corp to effect the Separation.

Compensation Committee’s Annual Review of its Compensation Practices and Response to 2013 Stockholder Advisory Vote

At the 2013 Annual Meeting of Stockholders, the Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2013 proxy statement. The Company’s 2013 executive compensation program was approved by nearly 85% of the Company’s stockholders. Given these results and other events, the Compensation Committee considered the program’s effectiveness in fiscal 2014 and whether it reflects stockholder interests. The Compensation

Committee has also continued to consider feedback from and engage with stockholders. Highlights of the Compensation Committee’s decisions with respect to fiscal 2014 include the following:

•

Determination and disclosure of performance-based annual bonus framework.  In August 2013, the Compensation Committee approved the framework for the fiscal 2014 annual bonus, including a determination at the beginning of the performance period of performance levels for the achievement of the financial performance metric upon which two-thirds of the annual bonus is based. These performance levels and corresponding payout opportunities as a percentage of the financial performance portion of the annual bonus were disclosed in the Company’s 2013 proxy statement.

•

Adoption of Executive Stock Ownership Guidelines.  The Compensation Committee believes that the named executive officers of the Company should have an appropriate level of equity ownership in the Company to further align the interests of stockholders’ and the named executive officers. Accordingly, as described on page 51, in fiscal 2014, the Compensation Committee adopted stock ownership guidelines which apply to the Company’s named executive officers.

•

Recognition of effective compliance programs as an important consideration when determining incentive compensation.  The Compensation Committee determined that beginning with the fiscal 2014 annual bonus, the Compensation Committee would consider, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction. As described herein, based on the Audit Committee’s assessment that significant achievements were made with respect to the implementation of the Company’s ethics and compliance objectives, the Compensation Committee did not reduce the qualitative portion of the annual bonus payout for the named executive officers in fiscal 2014.

•

Issuance of Stock-Settled Equity Awards to Named Executive Officers.  Beginning with the fiscal 2015-2017 performance period, the Compensation Committee determined to issue stock-settled (rather than cash-settled) equity awards to all of the Company’s named executive officers which enables the Compensation Committee to fix the Company’s compensation expense based on the share price on the date the award is granted and eliminate any volatility in compensation expenses that may result from using cash-settled equity awards, and may promote increased stock ownership by our named executive officers. In addition, in August 2014, the Compensation Committee determined to convert the outstanding cash-settled equity awards granted to Mr. K.R. Murdoch, Mr. Carey and Mr. J.R. Murdoch for the fiscal 2013-2015 and fiscal 2014-2016 performance periods from cash-settled to stock-settled awards. As a result, all currently outstanding equity awards granted to our named executive officers are stock-settled.

•

Confirmation of Existing Compensation Framework.  The Compensation Committee believes the compensation framework, which has a strong pay for performance model and focus on long-term growth, is operating as intended and effectively aligning pay with individual and Company performance as described further in the following section “Pay-for-Performance Alignment”.

The Compensation Committee will continue to monitor trends and developments to ensure that the Company’s executive compensation programs provide sufficient incentives and rewards and remain competitively positioned for executive talent.

Pay-for-Performance Alignment

The graph below compares the relationship between changes in the total direct compensation (base salary, annual bonus and the grant-date fair value of long-term incentives) awarded to Mr. K.R. Murdoch and the Company’s TSR for the five fiscal years ending June 30, 2014, as adjusted to reflect the share price value of 21st Century Fox following the Separation. As the graph below indicates and as described further below, the compensation program for the Company’s Chief Executive Officer provides a strong link between pay and performance. We believe this analysis demonstrates that our Chief Executive Officer’s compensation is, as intended, closely and appropriately linked to performance, including stock price performance, and that growth in the share price of the Company’s Class A Common Stock has far outpaced the growth of our Chief Executive Officer’s compensation.

	FY2009	FY2010	FY2011	FY2012	FY2013	FY2014
CEO Pay ($ in thousands)(1)	N/A	$16,519	$25,077	$22,034	$25,765	$23,586
Indexed TSR(2)	$100	$133	$198	$252	$371	$458

(1)	For fiscal 2010, total direct compensation reflects base salary, actual bonus payout, and the grant-date fair value of restricted stock units. For fiscal 2011 through fiscal 2014, total direct compensation reflects base salary, actual bonus payout and the grant-date fair value of performance stock units.
(2)	Indexed TSR represents the value of $100 invested in the Company’s Class A Common Stock at the end of fiscal year 2009 and at the end of each following year. The Separation of News Corp is treated as a special dividend for the purposes of calculating total stockholder return for 21st Century Fox.

Compensation Philosophy

Our strategy and goal of creating long-term growth and value for stockholders drives our philosophy and how we design executive compensation programs and practices.

Our executives lead and manage one of the world’s leading media and entertainment companies in a fast-changing, competitive environment, and their responsibilities span operations around the world. Our executives are critical to the value we create for our stockholders.

Our compensation philosophy aims to achieve the following:

•	Provide a compensation program that drives performance;
•	Ensure our compensation policies and practices support both annual and long-term growth for stockholders; and
•	Structure compensation packages to attract, retain and motivate the top executive talent necessary for the Company’s success today and in the future.

In designing compensation programs for our named executive officers, the Compensation Committee is guided by the following objectives:

•

Our compensation programs should incorporate a mix of fixed and performance-based compensation in the form of base salary, annual bonus compensation, performance-based long-term incentives and retirement and other benefit programs (as described below) to enable us to attract the highest quality talent to the Company.

•

Our individual pay decisions should consider trends in the industry in which the Company operates and competes and the executive’s performance, contributions, breadth and complexity of the role, and individual skills.

•	Our compensation programs should be communicated and implemented as clearly, specifically and transparently as possible.
•	Our incentive programs should respond to unique market requirements and provide a strong link between pay and performance.

Executive Compensation Practices

Below are examples of executive compensation practices the Company has implemented because the Compensation Committee considers them to be effective at driving performance and supporting long-term growth for our stockholders while mitigating risk and executive compensation practices the Company does not engage in because they are inconsistent with the Compensation Committee’s philosophy and stockholder interests.

What We Do And Don’t Do

We align executive compensation with the interests of our stockholders

☑       Pay for Performance: We closely link pay to performance. We set financial goals for Company performance which align our named executive officers’ interests with those of our stockholders. A significant portion of our named executive officers’ total target compensation is at-risk and performance-based.

☑       Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs for our named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon the achievement of target financial performance and individual and group contributions. The performance-based long-term incentive program relies on multiple pre-set, three-year financial performance metrics.

☑       Regular Review of Stock Utilization: The Company evaluates stock utilization by reviewing overhang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

What We Do And Don’t Do

Our executive compensation programs are designed to mitigate undue risk-taking by our executives and to foster long-term growth for our stockholders

☑       Cap Payouts: The Company’s payments to named executive officers are capped under both the performance-based annual bonus program and performance-based long-term incentive program.

☑       Maintain a Clawback Policy: The Board has policies requiring the recoupment under certain circumstances of performance-based compensation paid to the named executive officers.

☑       Maintain Executive Stock Ownership Guidelines: The Compensation Committee maintains stock ownership guidelines which apply to the Company’s named executive officers.

☑       Mitigate Undue Risk: The Company’s compensation programs include risk mitigation features, such as significant Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation as further described below. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

We adhere to executive compensation best practices

☑       Consider Effectiveness of Compliance Programs in Compensation Decisions: The Compensation Committee Charter and the Company’s Long-Term Incentive Plans include the implementation and enforcement of effective compliance programs as a factor for the Compensation Committee to consider when reviewing and approving incentive awards, including annual bonus compensation. In addition, the Compensation Committee considers, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction.

☒       No Guaranteed CEO Salary or Severance: Mr. K.R. Murdoch does not have an employment agreement or severance arrangement and his compensation is determined annually by the Compensation Committee. As a result, Mr. K.R. Murdoch is not guaranteed, among other things, any salary or severance with respect to his employment.

☒       No Excise Tax Gross-ups: The employment agreements with our named executive officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.

☒       No Tax Gross-ups for Personal Benefits: None of our named executive officers receive gross-ups for taxes on personal benefits.

☒       No Change in Control Agreements: None of the named executive officers’ employment agreements or other arrangements contains provisions that guarantee a payment upon a change in control of the Company.

☒       No Hedging: The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities.

What We Do And Don’t Do

☒       No Repricing of Stock Options or SARs: The Compensation Committee may not reprice stock options or stock appreciation rights without the approval of the Company’s stockholders.

☒       No Dividends on Unearned Restricted Stock Units (“RSUs”) or Performance Stock Units (“PSUs”): No dividends or dividend equivalents are paid on unvested RSUs or on PSUs during the performance period.

How Executive Compensation Decisions Are Made

Role of Executive Officers and Management in Compensation Decisions

The Compensation Committee makes all pay decisions related to the named executive officers. At the Compensation Committee’s request, the Chief Executive Officer and Chief Operating Officer present individual pay recommendations to the Compensation Committee for the other named executive officers. The Chief Executive Officer’s and Chief Operating Officer’s pay recommendations are based on their assessments of individual contributions, achievement of performance objectives and other qualitative factors. The Compensation Committee considers these recommendations along with the advice of its compensation consultant. The Chief Executive Officer and Chief Operating Officer do not participate in the Compensation Committee’s deliberations or decisions with regard to their own compensation. In addition, members of our senior management team keep informed of developments in compensation and benefits matters and participate in the gathering and presentation of facts related to these matters as requested by the Compensation Committee.

Role of Compensation Consultant

In fiscal 2014, the Compensation Committee retained the services of an external compensation consultant, Deloitte, to advise the Compensation Committee in its review of its named executive officer and non-executive director compensation practices, compensation trends, the design of the Company’s incentive plans for its named executive officers, and, from time to time, the structure of individual executive employment agreements. The Compensation Committee reviews information provided by Deloitte when determining the appropriate level and mix of compensation for each of the named executive officers in light of our compensation objectives.

For information on the Compensation Committee’s consideration of Deloitte’s independence, please see page 24 in the section titled “Corporate Governance Matters”.

Use of Information on Peer Companies and Industry Trends

In order to attract and retain the best talent, our executives’ compensation packages must remain competitive. Because the Company competes to recruit and retain executives against a relatively small number of large, complex, diversified and publicly-traded media and entertainment companies where executives possess skills and experience that are most relevant for the Company’s businesses, the Compensation Committee currently considers the following companies: CBS Corporation, Comcast Corporation, DIRECTV, Time Warner Inc., Time Warner Cable Inc., The Walt Disney Company and Viacom Inc. However, the Compensation Committee does not justify its compensation decisions, nor attempt to maintain a specific target percentile in determining compensation, based on compensation provided to executives at its peer companies.

Although the Company does not use “benchmarks” with respect to individual compensation levels, the Compensation Committee annually reviews the compensation practices of a group of our peer companies, consisting of other large publicly-traded entertainment and media companies, as noted above, and select technology companies with new media operations, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. The Compensation Committee considers the compensation practices of our peer companies but, because of the complex mix of industries and markets in which the Company operates, it believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation and does not use peer company data to base, justify or provide a framework for compensation decisions. The Compensation Committee also does not target any element of compensation or total compensation to a specific range within the peer companies. Rather, it uses peer company data to obtain a general understanding of current compensation practices. The Compensation Committee’s goal is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which we conduct business. The Compensation Committee retains flexibility within the compensation program in order to respond to and adjust for specific circumstances and our evolving business environment.

Review of Internal Pay Parity

The Compensation Committee has determined that internal pay parity is critical to ensuring fairness and encouraging a collaborative team effort among the named executive officers. Accordingly, the Compensation Committee’s decisions concerning named executive officer compensation include a careful review of each named executive officer’s pay components and levels relative to other named executive officers with respect to role, seniority and/or levels of responsibility. In addition, the Compensation Committee has determined that it is appropriate to provide the same type of incentive compensation opportunities to each of the named executive officers.

Named Executive Officers’ Compensation Packages

Introduction

The key elements of our executive compensation program for our named executive officers consist of base salary, annual bonus compensation that is based on an evaluation of Company and individual performance, performance-based long-term equity-based incentive awards and retirement benefits. The named executive officers also receive certain perquisites, but such perquisites are not a key element of compensation. The chart below illustrates why the Compensation Committee chooses to pay each element of compensation:

Element of Compensation	Attraction	Motivation		Alignment with Stockholder Interests	Retention
		Short-Term	Long-Term
Base Salary	X	X			X
Performance-Based Annual Bonus Compensation	X	X		X	X
Performance-Based Long-Term Equity-Based Incentive Awards	X		X	X	X
Retirement Benefits	X		X		X

When making individual executive compensation decisions, the Compensation Committee considers such characteristics as the named executive officer’s leadership and management expertise, performance history, the complexity of the position and responsibilities, growth potential, term of service with the Company, reporting structure and internal parity. The Compensation Committee also takes into account certain other market factors, such as, among others, the significance that the industry in which we operate and compete and geographic markets (particularly New York City and Los Angeles) play in the Company’s ability to attract and retain talent. In determining the amount of total compensation, the Compensation Committee considers both currently paid compensation and the opportunity for future compensation, as well as the mix of cash and equity-based compensation.

In fiscal 2014, our named executive officers were Messrs. K. Rupert Murdoch, Chase Carey, James R. Murdoch, John P. Nallen and Gerson Zweifach. Mr. K.R. Murdoch, the Company’s Chairman and Chief Executive Officer, has served the Company or its subsidiaries or affiliates for 62 years. Mr. Carey, who rejoined the Company in July 2009 as Deputy Chairman, President and Chief Operating Officer, has served in a variety of leadership positions within the Company and with its affiliates for more than 25 years. Mr. J.R. Murdoch, who was named Co-Chief Operating Officer in March 2014, previously served as Deputy Chief Operating Officer, Chairman and CEO, International and has served in a variety of leadership positions within the Company and with its affiliates for 18 years. Mr. Nallen, who was named Senior Executive Vice President and Chief Financial Officer of the Company in July 2013, previously served as an Executive Vice President and Deputy Chief Financial Officer of the Company for 12 years, overseeing various functional areas including corporate finance, tax, corporate IT, internal audit and planning and analysis and has served the Company and its affiliates for more than 19 years. Mr. Zweifach, who was recruited to join the Company in February 2012 as a Senior Executive Vice President and Group General Counsel, has more than 30 years of experience covering significant media and first amendment cases, as well as patent, antitrust and securities litigation matters. The depth of our named executive officers’ institutional knowledge, the breadth of their experience and their superior leadership talents have been instrumental and invaluable in making and maintaining 21st Century Fox as one of the pre-eminent international media and entertainment companies.

The level of compensation approved by the Compensation Committee reflects, among other factors, the scope and nature of our named executive officers’ individual responsibilities, past performance, internal pay parity considerations, market factors in light of the industries in which we operate and retention considerations at the time those agreements were entered into or at the time the compensation was approved. Prior to approving each named executive officer’s compensation, the Compensation Committee annually reviews and analyzes the nature and amounts of all elements of each named executive officer’s total compensation package, both separately and in the aggregate, to ensure that each named executive officer’s compensation is performance-based and that an appropriate balance is maintained in focusing different elements of compensation on both the short-term and long-term performance of the Company.

The Compensation Committee believes that employment agreements are important tools to attract and retain executive talent. Accordingly, Messrs. Carey, Nallen and Zweifach are each a party to a negotiated employment agreement. (For a detailed description of these employment agreements, please see page 55 in the section titled “Employment Arrangements” as well as beginning on page 49 in the sections titled “Employment Agreement for John P. Nallen”, “Letter Agreement for Chase Carey” and “Letter Agreement for Gerson Zweifach”.) Messrs. K.R. Murdoch and J.R. Murdoch do not have employment agreements, and their compensation is annually determined and approved by the Compensation Committee.

2014 Pay Mix

The Compensation Committee believes that a significant portion of the compensation awarded to our named executive officers should be performance-based and at-risk. A majority of the Chief Executive Officer’s and each of the other named executive officer’s total direct compensation is “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. As illustrated below, approximately 70% of the Chief Executive Officer’s and 71% of the other named executive officers’ fiscal 2014 target total direct compensation was “at-risk”, with most of the compensation subject to the achievement of short-term and long-term financial and business objectives. We believe that this balance of fixed and variable compensation is consistent with the Company’s executive compensation philosophy, maintains a strong link between the named executive officers’ compensation and

Company performance, aligns the named executive officers’ interests with those of our stockholders and motivates executives to deliver strong results and create stockholder value.

(1)	Includes each named executive officer’s annual base salary, target annual bonus opportunity and the target PSU Award (as defined below) opportunity for the fiscal 2014-2016 performance period.
(2)	Performance-based incentive compensation includes target annual bonus opportunity and target PSU Award opportunity. For the Chief Executive Officer, 45% of the total direct compensation is comprised of the target annual bonus opportunity and 25% is comprised of the target PSU Award opportunity. For the other named executive officers, on average, 40% of the total direct compensation is comprised of the target annual bonus opportunity and 31% is comprised of the target PSU Award opportunity.

Base Salary

One element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a named executive officer’s annual cash compensation and does not vary with performance.

The respective employment agreements of Messrs. Carey, Nallen and Zweifach provide for a minimum base salary. At the time each of these employment agreements was entered into, the Compensation Committee established each named executive officer’s base salary in the context of the nature of the named executive officer’s particular position, the responsibilities associated with that position, length of service with the Company, his experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, our Chief Executive Officer’s and Chief Operating Officer’s recommendation (with the exception of their own base salaries) and the Company’s overall compensation philosophy.

The Compensation Committee reviews annually the base salary of each of the named executive officers, subject to the terms of any applicable employment agreements. Base salary may be adjusted if the Compensation Committee determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual named executive officer in light of the Company’s compensation objectives. The factors considered by the Compensation Committee when determining adjustments in base salary include: past performance; the assumption by the named executive officer of any additional responsibilities; retention considerations; market factors; internal parity considerations; and the Chief Executive Officer’s and Chief Operating Officer’s recommendations (with the exception of their own base salaries).

There have been no base salary changes for Messrs. Carey and J.R. Murdoch since each of their salary reductions in fiscal 2011. For fiscal 2014, the Compensation Committee shifted the pay mix for Mr. K.R. Murdoch to reduce his base salary and increase the portion of his total direct compensation that is subject to the achievement of long-term financial objectives. Fiscal 2014 salaries were $7,100,000 for Mr. K.R. Murdoch, $4,050,000 for Mr. Carey, $3,000,000 for Mr. J.R. Murdoch, $2,000,000 for Mr. Nallen and $3,000,000 for Mr. Zweifach.

Performance-Based Annual Bonus Compensation

The named executive officers have a direct influence on our operations and strategy. The Compensation Committee believes that a significant portion of each named executive officer’s total compensation opportunity should be based upon individual and group contributions and the Company’s financial and operating performance. This framework fosters a performance-driven, pay-for-performance culture that aligns our named executive officers’ interests with those of our stockholders while also rewarding the named executive officers for superior individual achievements.

In August 2013, the Compensation Committee approved the framework for the fiscal 2014 Annual Bonus (as defined below). The Compensation Committee determined that two-thirds of the Annual Bonus would be based on achievement of a target financial performance metric and one-third would be based on qualitative factors, including the contributions by each and the group of named executive officers (the “Annual Bonus”). The Compensation Committee selected adjusted OIBDA1 as the financial performance metric for fiscal 2014 because it believes that this metric reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated on a linear basis:

Performance Level	Performance Goal as a Percentage of Target OIBDA	Payout as a Percentage of Financial Performance Portion of the Annual Bonus
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

Also in August 2013, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch, Nallen and Zweifach for fiscal 2014:

Named Executive Officer	Fiscal 2014 Target Annual Bonus Opportunity	Fiscal 2014 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$10.5 million	$21.0 million
Chase Carey(1)	$10.0 million	$20.0 million
James R. Murdoch	$6.0 million	$12.0 million
John P. Nallen(2)	$3.0 million	$6.0 million
Gerson Zweifach(3)	$2.25 million	$4.5 million

(1)	Pursuant to his employment agreement in effect during fiscal 2014, Mr. Carey is eligible to receive an Annual Bonus with a target of no less than $10.0 million and a maximum of no less than $20.0 million for fiscal 2014.
(2)	Pursuant to his employment agreement, Mr. Nallen is eligible to receive an Annual Bonus with a target of no less than $3.0 million and a maximum of no less than $6.0 million for fiscal 2014.
(3)	Pursuant to his employment agreement, Mr. Zweifach is eligible to receive an Annual Bonus with a target of no less than $2.25 million and a maximum of $4.5 million for fiscal 2014.

For fiscal 2014, the Compensation Committee set a target performance range for OIBDA of $6.81 billion to $6.91 billion.

[1]	No adjustments were made to OIBDA for fiscal 2014.

In accordance with the Annual Bonus framework, the Compensation Committee also considered the following qualitative factors, including contributions to the Company’s financial and non-financial objectives in fiscal 2014, when determining each eligible named executive officer’s Annual Bonus:

•

Mr. K.R. Murdoch provided leadership under which the Company delivered strong financial results, strengthened its core operations, continued its international expansion plans and optimized its portfolio of businesses through strategic acquisitions, investments and divestitures during the year. He continued to grow the Company’s brands and businesses domestically and planning for future growth with investments in domestic cable networks as well as in international markets with the expansion of the Company’s cable franchises in Asia and India. With his guidance during this fiscal year, the Company was able to capitalize on its new alignment and strategic focus created by the Separation to more effectively and efficiently build on the momentum in its core businesses and benefit from the global demand for premium content. In addition, Mr. K.R. Murdoch continued to effectively build stockholder value as demonstrated by a TSR that was one of the highest of the Company’s diversified entertainment and media peers and by continued repurchases under the stock repurchase program. Under his direction, the Company finished fiscal 2014 with immense financial flexibility, solid strategic positioning and vigorous operating momentum that will drive future growth.

•

Mr. Carey provided exceptional strategic leadership and management of the Company in fiscal 2014, helping the Company strengthen its operational foundation and its solid strategic position. He continued to expand the Company’s international cable franchises with the launch of STAR Sports branded networks and digital sites in India. Under his direction, the Company leveraged its U.S. sports franchise, launching a national multi-sports network, Fox Sports 1, and increasing its ownership interest in the YES Network to 80%. The Company also capitalized on its top cable network position with the launch of FXX, an extension of FX Networks. Mr. Carey continued to lead the Company’s initiatives for retransmission and affiliate compensation and to develop business solutions that will provide for significant revenues in future years, including key distribution agreements to deliver content across multiple platforms. Also under his leadership, the Company structured and negotiated with BSkyB a transaction to transfer the Company’s DBS assets, Sky Italia and its interest in Sky Deutschland, to BSkyB, as well as initiate the formation of a joint venture with funds managed by Apollo to combine three leading creators, producers and distributors of multiplatform entertainment: Shine Group, Endemol and Core Media Group.

•

Mr. J.R. Murdoch played an important role during fiscal 2014 in developing the Company’s key international businesses and investments. He continues to champion the expansion of the Company’s international sports portfolio, with the launch of STAR Sports branded networks and digital sites in India, positioning the Company for greater profitability. Under his leadership, the Company continues to expand its digital offerings of its library product and explores opportunities to obtain the digital rights to other key programming. Mr. J.R. Murdoch contributed to the Company’s growing portfolio of domestic sports properties with the Company’s acquisition of a controlling ownership interest in the YES Network. Mr. J.R. Murdoch also provided strategic advice to the Company with respect to the structuring and negotiating of a transaction with BSkyB to transfer the Company’s DBS assets, Sky Italia and its interest in Sky Deutschland, to BSkyB, as well as the Company’s initiation of the formation of a joint venture with funds managed by Apollo to combine three leading creators, producers and distributors of multiplatform entertainment: Shine Group, Endemol and Core Media Group.

•

Mr. Nallen provided strategic advice to the Company and led the execution of the Company’s significant acquisitions, investments and dispositions during the fiscal year. Mr. Nallen played a key role in the delisting from the ASX which has simplified the Company’s capital structure and consolidated trading of the Company’s Common Stock on NASDAQ. He developed and implemented a capital plan that further optimized the Company’s capital structure by appropriately balancing the objective of maintaining a strong and flexible balance sheet with the goal of deploying capital to invest in the Company’s business and make acquisitions. He continued to strengthen the Company’s financial stability while improving the Company’s capital structure, including accessing the capital markets with the issuance of $1.0 billion of public debt in September 2013 at favorable terms. In fiscal 2014, he oversaw the return of $4.6 billion to stockholders by increasing the Company’s dividend 47% and expanding the share repurchase program. He executed the repurchase of approximately 7.6% of the outstanding shares Class A Common Stock for $3.8 billion in a disciplined manner. His financial planning and financial risk management efforts have positioned the Company well for the financing of future capital allocation, including investments, acquisitions and stock repurchases. Mr. Nallen also oversaw the Company’s public financial disclosures and led the effort to maintain effective internal controls.

•

Mr. Zweifach provided superior management of our legal and compliance function during fiscal 2014. Under his leadership, the Company’s legal department supported the management team in a variety of matters including the execution of significant acquisitions, investments and dispositions and delisting from the ASX. Mr. Zweifach also led the Company’s successful resolution of several important litigations and other disputes. As Chief Compliance Officer, he effectively led the Company’s global compliance program under which the Company and its subsidiaries implemented revised compliance policies, enhanced their training programs and audited anti-corruption controls globally. Mr. Zweifach also serves as Chairman of the Compliance Steering Committee which works directly with business unit heads as well as members of the Company’s audit and legal teams to assess compliance risk and improve compliance controls and procedures. Subsequent to the Separation, Mr. Zweifach provided transition services to News Corp by serving as its General Counsel in fiscal 2014, and he will continue to provide such services in fiscal 2015.

The Compensation Committee determined that beginning with the fiscal 2014 annual bonus, the Compensation Committee would consider, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction. During fiscal 2014, management regularly reported to the Audit Committee its progress in implementing the Company’s ethics and compliance objectives. The objectives sought to enhance key elements of a corporate compliance program, including but not limited to developing and implementing enhanced compliance protocols and procedures, hiring and training of key compliance personnel and monitoring and assessing of various elements of the program, internal communications, and access to information. The Audit Committee determined at the end of fiscal 2014 that significant achievements were made with respect to the implementation of the Company’s ethics and compliance objectives, and reported this determination to the Compensation Committee. In assessing the progress of the Company’s implementation of its ethics and compliance objectives, the Audit Committee considered the extent to which progress was made in a variety of compliance areas as well as whether such progress would contribute to the Company’s long-term ethics and compliance objectives. As described herein, based on the Audit Committee’s assessment that significant achievements have been made, the Compensation Committee did not reduce the qualitative portion of the annual bonus payout for the named executive officers in fiscal 2014.

To determine the Annual Bonus for each named executive officer, the Compensation Committee recognized that the Company’s OIBDA was approximately $6.7 billion and, as a result, approximately 96% of the target quantitative portion of the Annual Bonus was achieved. The Compensation Committee determined that the exemplary achievements described above of the named executive officers, individually and as a group, made contributions to drive the overall success of the business as well as its financial and strategic objectives and therefore awarded 100% of the target qualitative portion of the Annual Bonus to Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Nallen. In consideration of Mr. Zweifach’s leadership of the Company’s successful resolution of several important litigations and other disputes as well as the implementation of an enhanced global compliance program, the Compensation Committee awarded 141% of the target qualitative portion of the Annual

Bonus to Mr. Zweifach. In light of these accomplishments, the Compensation Committee confirmed the payout multiples set forth below and calculated the Annual Bonuses, which were paid in cash, as follows:

Named Executive Officers	Fiscal 2014 Target Annual Bonus Opportunity	OIBDA			Qualitative Performance				Calculated Annual Bonus Amount
		66.7% of Target	Multiple	Subtotal(1)	33.3% of Target	Multiple	Subtotal
K. Rupert Murdoch	$10,500,000	$7,000,000	96%	$6,685,000	$3,500,000	100%	$3,500,000		$10,185,000
Chase Carey	$10,000,000	$6,666,667	96%	$6,366,667	$3,333,333	100%	$3,333,333		$9,700,000
James R. Murdoch	$6,000,000	$4,000,000	96%	$3,820,000	$2,000,000	100%	$2,000,000		$5,820,000
John P. Nallen	$3,000,000	$2,000,000	96%	$1,910,000	$1,000,000	100%	$1,000,000		$2,910,000
Gerson Zweifach	$2,250,000	$1,500,000	96%	$1,440,000	$750,000	141%	$1,060,000	(1)	$2,500,000

(1)	Reflects rounding.

Fiscal 2015 Performance-Based Annual Bonus Compensation

In August 2014, the Compensation Committee approved the framework for the fiscal 2015 Annual Bonus. The Compensation Committee determined that two-thirds of the fiscal 2015 Annual Bonus would be based on achievement of target adjusted OIBDA, and one-third would be based on qualitative factors, including the contributions by each and the group of named executive officers. The Compensation Committee selected adjusted OIBDA as the financial performance metric for fiscal 2015 because it believes that this metric reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated on a linear basis:

Performance Level	Performance Goal as a Percentage of Target Adjusted OIBDA	Payout as a Percentage of Financial Performance Portion of the Annual Bonus
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

Also in August 2014, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch, Nallen and Zweifach for fiscal 2015:

Named Executive Officer	Fiscal 2015 Target Annual Bonus Opportunity	Fiscal 2015 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$10.5 million	$21.0 million
Chase Carey(1)	$10.0 million	$20.0 million
James R. Murdoch	$6.0 million	$12.0 million
John P. Nallen(2)	$3.0 million	$6.0 million
Gerson Zweifach(3)	$2.5 million	$5.0 million

(1)	Pursuant to the Carey Letter Agreement described below, Mr. Carey is eligible to receive an Annual Bonus with a target of no less than $10.0 million and a maximum of no less than $20.0 million for fiscal 2015.
(2)	Pursuant to his employment agreement, Mr. Nallen is eligible to receive an Annual Bonus with a target of no less than $3.0 million and a maximum of no less than $6.0 million for fiscal 2015.
(3)	Pursuant to the Zweifach Letter Agreement described below, Mr. Zweifach is eligible to receive an Annual Bonus with a target of no less than $2.5 million and a maximum of $5.0 million for fiscal 2015.

The fiscal 2015 target and maximum Annual Bonus opportunities are unchanged from the respective fiscal 2014 amounts except for Mr. Zweifach as described in the section titled “Letter Agreement for Gerson Zweifach”. In reaching this decision, the Compensation Committee concluded that the Annual Bonus program was properly rewarding the named executive officers for Company and individual achievements and effectively aligning their interest with those of our stockholders.

Performance-Based Long-Term Equity-Based Incentive Awards

The purpose of granting performance-based long-term equity-based awards to the named executive officers is to align further their compensation with the long-term performance of the Company and link the named executive officers’ interests directly to those of the Company’s stockholders. In order to accomplish these objectives, the Compensation Committee designed a performance-based long-term equity-based incentive program and approved the annual grant of PSUs that will have a three-year performance measurement period (the “PSU Award”). The PSUs will be paid after the completion of the three-year performance period, based upon the following performance metrics that will be measured against targets established at the beginning of each performance period: (i) average annual adjusted earnings per share (“EPS”) growth; (ii) average annual adjusted free cash flow (“FCF”) growth; and (iii) the Company’s three-year TSR as measured against the three-year TSR of the companies that comprise the Standard & Poor’s 500 Index (excluding financial and energy sector companies) (the “S&P 500”) (collectively, the “Performance Metrics”). The target weighting for the adjusted EPS growth, adjusted FCF growth and TSR performance metrics will be 40%, 40% and 20%, respectively.

The outstanding PSUs for the fiscal 2012-2014 performance period awarded to Mr. K.R. Murdoch, Mr. Carey and Mr. J.R. Murdoch will be cash-settled, while the outstanding PSUs awarded for the same performance period to Mr. Nallen and Mr. Zweifach will be stock-settled. In August 2014, the Compensation Committee determined to convert the outstanding cash-settled PSUs granted under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”) to Mr. K.R. Murdoch, Mr. Carey and Mr. J.R. Murdoch for the fiscal 2013-2015 and fiscal 2014-2016 performance periods from cash-settled to stock-settled awards. The outstanding PSUs granted to Mr. Zweifach and Mr. Nallen for these performance periods will remain stock-settled awards. The Compensation Committee also determined that future grants of PSUs to the Company’s named executive officers beginning with the fiscal 2015-2017 performance period, would be issued as stock-settled (rather than cash-settled) PSU Awards. Each stock-settled PSU represents the right to receive one share of Class A Common Stock which enables the Company to fix its compensation expense based on the share price on the date the award is granted and eliminate any volatility in compensation expenses that may result from using cash-settled equity awards, and may promote increased stock ownership by our named executive officers. These stock-settled PSUs were awarded under the 2013 Long-Term Incentive Plan (the “2013 LTIP”).

Within 90 days of the beginning of each performance period, the Compensation Committee establishes for each of the Performance Metrics, performance ranges and payout ranges for the performance period. The Compensation Committee also determines the target opportunity for each of the named executive officers for the performance period, expressed as a dollar value (the “PSU Target Value”). The PSU Target Value will be converted into a target number of PSUs (the “PSU Target Number”) which, for fiscal 2014, in view of the completion of the Separation on June 28, 2013, was based on the average closing price of the Class A Common Stock for the 20 trading days commencing on July 1, 2013 to exclude the impact of the stock price of the former News Corporation.

Following the end of the performance period, the Compensation Committee will evaluate and certify the average year over year adjusted EPS growth and the average year over year adjusted FCF growth and the Company’s three-year relative TSR compared to the S&P 500 and determine the weighted payout (the “Final Performance Factor”); provided, however, the final payout cannot exceed 150% of the PSU Target Number and subject to the limitations set forth in the 2005 LTIP and 2013 LTIP, as applicable. Performance in a single year generally will not be indicative of the results for the entire performance period. Subject to the attainment of one or more of the Performance Metrics, at the end of the performance period, the named executive officers will be credited with a number of PSUs, which will be determined by multiplying the PSU Target Number by the Final Performance Factor (the “Final PSU Credits”). Beginning with the fiscal 2015-2017 performance period, each of the named executive officers will each then receive the number of shares of Class A Common Stock equal to his Final PSU Credits, subject to the limitations set forth in the 2013 LTIP. The “Payment Date” will generally be August 15 of the applicable year or the business day closest to August 15. Thus, the Final PSU Credits reflect both Company performance and any change in the value of the Company’s Class A Common Stock over the three-year performance period.

Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2012-2014 Performance Period

The PSU Awards granted in August 2011 had a three-year performance period ending on June 30, 2014 and had performance measures based on average annual adjusted EPS growth, average annual adjusted FCF growth, and the Company’s three-year TSR as measured against the three-year TSR of the companies that comprise the S&P 500. In August 2011, the Compensation Committee determined the following performance levels and weightings for each Performance Metric:

Performance Levels	Fiscal 2012-2014 PSU Performance Metrics				Payout as a % of Target Opportunity
	Adjusted EPS Growth (40% weighting)	Adjusted FCF Growth (40% weighting)	TSR (20% weighting)
Maximum	20%	25%	>75th Percentile		200%
Target	10%	12.5%	50th Percentile		100%
Threshold	0%	0%	25th Percentile	(1)	0%

(1)	TSR has a 50% threshold at the 25th Percentile.

The PSU Awards made for the fiscal 2012-2014 performance period are based on the Company’s performance both prior to and following the Separation. The Compensation Committee determined to retain the same Performance Metrics and weightings of the Performance Metrics for this performance period, as they are still applicable to 21st Century Fox after the Separation. Further, the Compensation Committee determined that when comparing the year over year performance for fiscal year 2014, which was after the Separation, to fiscal year 2013, which was prior to the Separation, fiscal year 2013 results would be considered on a pro forma basis so as to reflect the Separation for purposes of this comparison.

In August 2014, the Compensation Committee reviewed the Company’s performance for the fiscal 2012-2014 performance period with respect to the PSUs granted in August 2011. The Compensation Committee evaluated and certified average year over year adjusted EPS growth of 13.2%, average year over year adjusted FCF growth of -8% and a three-year relative TSR percentile ranking at the 93rd percentile.

Performance Metrics	Target Performance	Actual Performance	Performance Factor
Adjusted EPS Growth	10.0%	13.2%	53%
Adjusted FCF Growth	12.5%	-8%	0%
Relative TSR	50th Percentile	93rd Percentile	40%

Based on the Company’s performance, the Compensation Committee determined a Final Performance Factor of 93%. As a result, Messrs. K.R. Murdoch, Carey and J.R. Murdoch each received a cash payment equal to the Final PSU Credits described below multiplied by the closing price of the Company’s Class A Common Stock on the last trading day immediately prior to the Payment Date. Mr. Nallen received shares of the Company’s Class A Common Stock. Mr. Zweifach’s PSU Award for the 2012-2014 performance period will vest on January 31, 2015, pursuant to his employment agreement and will be settled in shares of the Company’s Class A Common Stock.

Named Executive Officers	Fiscal 2012-2014 Performance Period Target PSU Award Opportunity	Final Performance Factor	Fiscal 2012-2014 Final PSU Credits
K. Rupert Murdoch	266,338	93%	247,694
Chase Carey	665,847	93%	619,237
James R. Murdoch	399,507	93%	371,541
John P. Nallen	59,925	93%	55,730
Gerson Zweifach	236,069	93%	219,544

Fiscal 2015 Performance-Based Long-Term Equity-Based Incentive Awards

For the fiscal 2015-2017 performance period, the Compensation Committee established the following PSU Target Value, and corresponding target number of PSUs, based on the average closing price of the Class A Common Stock for the 20 trading days ending on June 30, 2014, for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch, Nallen and Zweifach:

Named Executive Officers	Fiscal 2015-2017 Performance Period Target PSU Award Opportunity ($ value)	Fiscal 2015-2017 Performance Period Target PSU Award Opportunity (number of PSUs)
K. Rupert Murdoch	$5.7 million	161,062
Chase Carey	$10.0 million	282,565
James R. Murdoch	$6.0 million	169,539
John P. Nallen	$3.0 million	84,769
Gerson Zweifach	$2.5 million	70,641

In establishing the PSU Target Values above, the Compensation Committee considered that the PSU Award program properly motivates each of the named executive officers to drive Company performance and determined that the PSU Target Value should remain unchanged from fiscal 2014 for Messrs. K.R. Murdoch, Carey and J.R. Murdoch, and Mr. Zweifach’s PSU Target Value should be increased as described in the section titled “Letter Agreement for Gerson Zweifach”. The Compensation Committee also recognized that Mr. K.R. Murdoch is a significant stockholder of the Company and therefore his interests are already aligned with stockholders’ interests. However, the Compensation Committee determined that it was appropriate for Mr. K.R. Murdoch to participate in the PSU Award program because the Compensation Committee believes in providing the same type of incentive compensation opportunities to each of the named executive officers who are responsible for the Company’s overall operations.

Retirement Benefits

Our defined-benefit pension plans serve as an important retention tool for long-term executives. In addition to a broad-based, tax-qualified pension plan, we also administer a Supplemental Executive Retirement Plan, or SERP, in which certain executives who will earn more than $260,000 in calendar 2014 are eligible to participate. The SERP increases the retirement benefits of its participants above the amounts available under our broad-based plan, as limited by the Internal Revenue Code. Generally, the compensation limit for the SERP is capped at $360,000 for calendar 2014. As an additional retention incentive, certain of the named executive officers participates in the Company’s Individual Supplemental Employee Retirement Agreement Plan (“ISERA”), which provides enhanced benefits to certain of the Company’s executives. The ISERA compensation limit is up to $2.4 million for fiscal 2014. The ISERA also provides enhanced retirement health benefits to the participating executives and their spouses. The SERP and the ISERA are non-qualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency. Mr. Zweifach is not eligible to participate in any of these pension plans due to them being closed to all new employees. For additional information on these arrangements and plans, please see the Pension Benefits Table and the Potential Payments Upon Termination Table, together with their accompanying footnotes, below.

Perquisites

Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a very small percentage of each of the named executive officer’s total compensation package. Some perquisites are intended to serve a specific business need for the benefit of the Company; however, it is understood that some may be used for personal reasons as well.

For safety and security reasons, all of the named executive officers are required to use the Company aircraft for all travel. We also provide automobiles for certain of our named executive officers. The perquisites received by each named executive officer in fiscal 2014, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.

Severance and Change in Control Arrangements

The employment agreements of Messrs. Carey, Nallen and Zweifach contain negotiated severance provisions that provide benefits to these named executive officers upon their separation from the Company, which are more fully described in the section titled “Potential Payments Upon Termination” below. None of the named executive officers’ employment agreements or other arrangements contains provisions that guarantee a payment upon a change in control of the Company.

Employment Agreements

The Compensation Committee believes that employment agreements are important tools to attract and retain executive talent. Described below is a summary of the employment agreements entered into in fiscal 2014.

Employment Agreement for John P. Nallen

Effective July 1, 2013, Mr. Nallen was appointed a Senior Executive Vice President and Chief Financial Officer of the Company. In approving Mr. Nallen’s employment agreement, the Compensation Committee considered Mr. Nallen’s exceptional leadership and performance as a member of the executive management team for nearly two decades in which he most recently oversaw various functional areas including corporate finance, tax, corporate IT, internal audit and planning and analysis. The Compensation Committee also considered that Mr. Nallen would be serving as Chief Financial Officer immediately following the Separation when he would be tasked with continuing to optimize the Company’s capital structure and unlock value for stockholders. In addition, the Compensation Committee considered its goal of structuring compensation packages to retain top executive talent necessary for the Company’s success today and in the future.

The Compensation Committee determined that awarding Mr. Nallen his base salary was consistent with its compensation philosophy and commensurate with Mr. Nallen’s skills and experience. Pursuant to his employment agreement, Mr. Nallen is eligible to receive an annual bonus beginning in fiscal 2014 and to participate in the PSU Award program. In structuring Mr. Nallen’s annual bonus and long-term incentive compensation, the Compensation Committee concluded it was important to promote retention of Mr. Nallen at the Company as its Chief Financial Officer and for the term of his employment.

For further discussion of Mr. Nallen’s employment agreement, please see the section titled “Employment Arrangements.”

Letter Agreement for Chase Carey

On June 9, 2014, the Company entered into a letter agreement (the “Carey Letter Agreement”) with Mr. Carey, Deputy Chairman, President and Chief Operating Officer of the Company, effective July 1, 2014. Among other things, the Carey Letter Agreement amends Mr. Carey’s Amended and Restated Agreement effective as of July 1, 2010, as amended (the “Carey Amended Agreement”) to extend Mr. Carey’s term of employment for a period of two years through June 30, 2016. All other substantive terms of the Carey Amended Agreement, including Mr. Carey’s base salary, performance-based annual bonus opportunity and performance-based long term incentive opportunity remain unchanged.

By extending the terms of the Carey Amended Agreement under substantively the same compensatory arrangements, the Compensation Committee was strongly focused on ensuring the retention of Mr. Carey. The Compensation Committee considered Mr. Carey’s exceptional strategic leadership and performance throughout his tenure at the Company, in overseeing the Company’s global portfolio of assets, as instrumental to the Company’s continued success. In addition, the Compensation Committee considered Mr. Carey’s role in developing the Company’s next generation of leadership as critical to its future success.

For further discussion of Mr. Carey’s employment arrangements, please see the section titled “Employment Arrangements.”

Letter Agreement for Gerson Zweifach

On September 26, 2014, the Company entered into a letter agreement (the “Zweifach Letter Agreement”) with Mr. Zweifach, Senior Executive Vice President and Group General Counsel of the Company, effective July 1, 2014. The Zweifach Letter Agreement amends Mr. Zweifach’s employment agreement to extend the term of Mr. Zweifach’s employment through June 30, 2017. In addition, the Zweifach Letter Agreement increases Mr. Zweifach’s annual bonus target to no less than $2.5 million with a maximum of $5 million for the fiscal years ending June 30, 2015, June 30, 2016 and June 30, 2017. Beginning with the fiscal 2015-2017 performance period through the fiscal 2017-2019 performance period, the Zweifach Letter Agreement increases the target amount of Mr. Zweifach’s PSU Award to no less than $2.5 million. All other substantive terms of Mr. Zweifach’s employment agreement, including Mr. Zweifach’s base salary, remain unchanged.

By extending the term of Mr. Zweifach’s employment agreement and increasing his short-term and long-term performance-based compensation, the Compensation Committee was strongly focused on ensuring the retention of Mr. Zweifach. The Compensation Committee considered Mr. Zweifach’s superior management of the Company’s legal and compliance function, including his successful resolution of several important litigations and his continued efforts to enhance and implement the Company’s global compliance program.

For a further discussion of Mr. Zweifach’s employment arrangements, please see the section titled “Employment Arrangements.”

Recoupment of Previously Paid Named Executive Officer Performance-Based Compensation

The Board of Directors has policies requiring the recoupment of performance-based compensation paid to the named executive officers in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging of 21st Century Fox Stock

The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and the like. However, holding and exercising stock options, restricted stock units or other derivative securities granted under the Company’s equity compensation plans is not prohibited.

Executive Stock Ownership Guidelines

The Compensation Committee believes that the named executive officers of the Company should have an appropriate equity ownership in the Company to further align stockholders’ and the named executive officers’ interests. Accordingly, the Compensation Committee has adopted stock ownership guidelines which apply to the named executive officers as follows:

Title	Ownership Guideline
Chairman and Chief Executive Officer	5 times base salary
President and Chief Operating Officer	3 times base salary
Co-Chief Operating Officer	2 times base salary
Chief Financial Officer	2 times base salary
Group General Counsel	1 times base salary

Each executive will be required to achieve the appropriate ownership level within five years from the end of the fiscal year in which the executive first becomes subject to the ownership guidelines. To ensure executives make continuous progress toward their respective targets, executives must own 25% of the guideline by the end of the second fiscal year after becoming subject to the guidelines, 50% after the end of the third fiscal year and 75% by the end of the fourth fiscal year. If an executive’s guideline increases after the executive initially becomes subject to these guidelines, the executive will have an additional three years to achieve the increased guideline.

Although each executive has until the end of fiscal 2019 to achieve the appropriate ownership level, as of June 30, 2014, each executive is in compliance with the guidelines.

Compensation Deductibility Policy

In approving compensation, the Compensation Committee takes into account Section 162(m) of the Internal Revenue Code which generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to the named executive officers except for, pursuant to Internal Revenue Service pronouncements, Mr. Nallen, our Chief Financial Officer in fiscal 2014. However, the Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary and long-term incentives, and exceeding the maximum bonus amount provided for under the Annual Bonus, in order to provide appropriate compensation. In fiscal 2014, a portion of each of our named executive officers’ compensation exceeded the $1 million threshold under Section 162(m) of the Internal Revenue Code, therefore, the Company estimates that it has foregone a tax benefit of approximately $5 million under the current compensation framework. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in non-deductible compensation expenses for tax purposes.

As part of the executive compensation program, the named executive officers are eligible to receive performance-based annual bonus compensation and performance-based long-term equity-based incentive awards under the Company’s Long-Term Incentive Plan. Performance-based compensation may qualify for an exception to the limit on deductibility, provided that the plan under which such compensation is paid meets certain requirements, including stockholder approval. Each of the Annual Bonus and the Company’s Long-Term Incentive Plan is intended to permit awards that comply with the Section 162(m) exception for performance-based compensation. The stockholders of the Company have approved both of these plans.

For tax purposes, in order preserve the ability to deduct annual performance-based compensation under Section 162(m) of the Internal Revenue Code, the Annual Bonus is conditioned upon the funding of a bonus pool (the “Annual Bonus Pool”). For fiscal 2014, the Compensation Committee approved a formula for funding the

Annual Bonus Pool of 2.0% of the Company’s OIBDA for the fiscal year, which represents the maximum annual performance-based compensation that is payable. Additionally, the Company’s Annual Bonus program caps the amount to be paid to an individual in any fiscal year with an aggregate total of $57.5 million payable to all eligible participants in fiscal 2014. The Compensation Committee selected OIBDA as the performance measure for the funding of the Annual Bonus Pool because it best reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility given the nature of the Company’s business.

In August 2014, the Compensation Committee certified the OIBDA and the maximum annual bonus amounts for Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Zweifach. The Compensation Committee then exercised its downward discretion to adjust the actual payments to the level that was awarded to Messrs. K.R. Murdoch, Carey, J.R. Murdoch and Zweifach according to the methodology described above. Please see the section titled “Performance-Based Annual Bonus Compensation”.

With respect to the Company’s Long-Term Incentive Plan, the Compensation Committee also establishes performance goals for PSUs, with the intent that they will be eligible for deductibility under Section 162(m), as described in the “Performance-Based Long-Term Equity-Based Incentive Awards” section above. In August 2014, the Compensation Committee certified that one of the Performance Metrics was attained and that Messrs. K.R. Murdoch, Carey, and J.R. Murdoch were eligible to receive the maximum number of PSUs. The Compensation Committee then exercised its downward discretion to adjust the actual payments to the level that was awarded to Messrs. K.R. Murdoch, Carey, and J.R. Murdoch according to the methodology described above. Please see the section titled “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2012-2014 Performance Period”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and this proxy statement.

THE COMPENSATION COMMITTEE:

James W. Breyer (Chairman)

Sir Roderick I. Eddington

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2014, the Compensation Committee consisted of the following non-executive directors: James W. Breyer (Chairman), Sir Roderick I. Eddington and Álvaro Uribe, all of whom the Board has determined are independent in accordance with NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules. Mr. Uribe resigned as a member of the Board effective June 30, 2014.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for named executive officers’ bonus compensation in the event of certain financial restatements or certain other instances.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2014

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2014, June 30, 2013 and June 30, 2012, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of the Company (collectively, the “named executive officers”) who served in such capacity on June 30, 2014.

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards (d)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
K. Rupert Murdoch	2014	$7,100,000		$-		$6,301,124	$-	$10,185,000	$5,381,000	$280,747	$29,247,871
Chairman and Chief Executive Officer	2013	$8,100,000		$-		$5,164,890	$-	$12,500,000	$2,849,000	$299,150	$28,913,040
	2012	$8,100,000		$10,425,000		$3,508,681	$-	$-	$7,604,000	$384,611	$30,022,292

Chase Carey	2014	$4,050,000		$-		$11,054,610	$-	$9,700,000	$3,092,000	$82,010	$27,978,620
Deputy Chairman, President and Chief Operating Officer	2013	$4,050,000		$-		$12,912,225	$-	$10,000,000	$-	$83,392	$27,045,617
	2012	$4,050,000		$8,340,000		$8,771,717	$-	$-	$3,514,000	$81,766	$24,757,483

James R. Murdoch	2014	$3,000,000		$-		$6,632,746	$-	$5,820,000	$3,002,000	$241,979	$18,696,725
Co-Chief Operating Officer	2013	$3,000,000		$-		$7,747,335	$-	$6,000,000	$-	$291,960	$17,039,295
	2012	$3,000,000		$5,000,000		$5,263,021	$-	$-	$3,262,000	$313,051	$16,838,072

John P. Nallen(a)	2014	$2,000,000		$-		$3,316,356	$-	$2,910,000	$1,297,000	$40,822	$9,564,178
Senior Executive Vice President and Chief Financial Officer

Gerson Zweifach	2014	$3,000,000	(b)	$-		$276,352	$-	$2,500,000	$-	$38,944	$5,815,296
Senior Executive Vice President and Group	2013	$3,000,000		$-		$322,789	$-	$2,250,000	$-	$23,325	$5,596,114
	2012	$1,250,000		$1,500,000	(c)	$4,503,856	$-	$-	$-	$6,000	$7,259,856
General Counsel

(a)	Effective July 1, 2013, Mr. Nallen was appointed a Senior Executive Vice President and Chief Financial Officer of the Company.
(b)	Pursuant to the Transition Services Agreement between the Company and News Corp entered into in connection with the Separation, the Company was reimbursed $1.5 million for Mr. Zweifach’s services as General Counsel of News Corp. Mr. Zweifach will continue to provide services as General Counsel of News Corp during fiscal 2015 and the Company will be reimbursed $1.5 million per annum by News Corp for those services.
(c)	The amount set forth in the Bonus column for fiscal 2012 for Mr. Zweifach represents a guaranteed partial-year bonus.
(d)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal year. All awards were computed in accordance with accounting guidance.
(e)	The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2014, June 30, 2013 and June 30, 2012. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or other basis that is not tax-qualified.
(f)	All Other Compensation paid in the fiscal year ended June 30, 2014 is calculated based on the incremental cost to the Company and is comprised of the following:

	K. Rupert Murdoch	Chase Carey	James R. Murdoch	John P. Nallen	Gerson Zweifach
Perquisites
Personal Use of Corporate Aircraft	$209,750	$42,199	$206,195	$-	$-
Personal Use of Corporate Car/Car Allowance	13,693	15,267	-	21,660	14,400
Company Contributions to 401(k) Plan	9,100	9,100	9,100	9,100	9,100
Life Insurance Premiums(1)	48,204	15,444	26,684	10,062	15,444

Total	$280,747	$82,010	$241,979	$40,822	$38,944

(1)	Represents imputed income to the NEOs under the Company’s executive life insurance program.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2014

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended June 30, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch		$3,500,000	$10,500,000	$21,000,000
	8/6/2013(a)				18,868	188,679	283,019	n/a	$6,301,124
Chase Carey		$3,333,333	$10,000,000	$20,000,000
	8/6/2013(a)				33,102	331,016	496,524	n/a	$11,054,610
James R. Murdoch		$2,000,000	$6,000,000	$12,000,000
	8/6/2013(a)				19,861	198,609	297,914	n/a	$6,632,746
John P. Nallen		$1,000,000	$3,000,000	$6,000,000
	8/6/2013(a)				9,930	99,304	148,956	n/a	$3,316,356
Gerson Zweifach		$750,000	$2,250,000	$4,500,000
	8/6/2013(a)				828	8,275	12,413	n/a	$276,352

(a)	Reflects the right to receive the U.S. Dollar value of one share of Class A Common Stock, except for Messrs. Nallen and Zweifach who will receive shares of Class A Common Stock, that may be earned upon vesting of PSUs granted in fiscal 2014, assuming the achievement of target and maximum performance levels (i.e., 100% and 150%, respectively, of the target PSUs) following the applicable performance period. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards” for a discussion of the performance measures for the PSUs. In August 2014, the Compensation Committee determined that for Mr. K.R. Murdoch, Mr. Carey and Mr. J.R. Murdoch, the cash-settled PSUs granted under the Company’s 2005 LTIP for the fiscal 2014-2016 performance period would be converted from cash-settled to stock-settled awards.

Employment Arrangements

Summary of K. Rupert Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. K.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “KRM Letter Agreement”). For additional information regarding the methodology and calculation of the Annual Bonus and PSU Award see the section titled “Named Executive Officers’ Compensation Packages” above.

For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s Annual Bonus and PSUs, see “Potential Payment Upon Termination” below.

Summary of Chase Carey’s Employment Agreement

In August 2010, the Compensation Committee approved the Amended and Restated Employment Agreement effective as of July 1, 2010 and expiring June 30, 2014 (the “Carey Amended Agreement”). Pursuant to the terms of the Carey Amended Agreement, Mr. Carey receives a base salary of $4.05 million per year. In addition, Mr. Carey is eligible to receive an Annual Bonus, and the target amount for the Annual Bonus for each fiscal year of the term of the agreement shall be no less than $10 million with a maximum performance opportunity of no less than $20 million. Mr. Carey is eligible to receive PSUs, and the target amount for the PSUs for each fiscal year of the term of the agreement shall be no less than $10 million with a PSU maximum opportunity as described in the section titled “Named Executive Officers’ Compensation Packages” above.

During the term of the Carey Amended Agreement, Mr. Carey will participate in all of the Company’s pension and welfare plans, programs and benefits (as described in the Carey Amended Agreement) at the highest levels that are from time to time applicable to senior executives of the Company. Mr. Carey will also be entitled to participate, and the Company will pay for, such health and welfare benefits (including medical and dental, disability and life insurance and other similar benefit plans) presently in effect or to be adopted at the highest levels that are from time to time applicable to the highest paid group of senior executives of the Company for their lifetime so long as such benefits are not provided by another employer. Upon Mr. Carey’s death, Mr. Carey’s surviving spouse and eligible dependents will continue to be provided with Company health and welfare benefits under the same terms and conditions as are applicable to the highest level of senior executives of the Company. In addition, Mr. Carey will be provided with a car allowance and use of a corporate jet or charter jet for business and personal travel in accordance with Company guidelines.

The Carey Amended Agreement also provides for certain payments and benefits to Mr. Carey upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

In addition, the Carey Amended Agreement provides Mr. Carey with reimbursement for reasonable legal fees and disbursements incurred by Mr. Carey in connection with the negotiation and preparation of the agreement, as well as those incurred in connection with any dispute over the good faith enforcement of his rights under such agreement.

In response to stockholder concerns, in June 2012, Mr. Carey offered to enter into and the Compensation Committee approved an amendment to the Carey Amended Agreement to remove a provision for payment to Mr. Carey to cover excise taxes incurred by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to payments received by the executive which are deemed to constitute a “Parachute Payment” as defined in Section 280G of the Internal Revenue Code.

On June 9, 2014, the Company entered into the Carey Letter Agreement, effective as of July 1, 2014, which among other things, amends the Carey Amended Agreement to extend Mr. Carey’s term of employment (the “Term of Employment”) for a period of two years through June 30, 2016 (the “Extended Term”).

The Carey Letter Agreement permits Mr. Carey to elect to conclude his Term of Employment no earlier than December 31, 2015 after providing six months’ notice to the Company, which notice may be given no earlier than July 1, 2015. Should Mr. Carey elect to conclude the Term of Employment, he agrees to provide non-exclusive consulting services to the Company through June 30, 2016 (the “Consulting Term”). During the Consulting Term, Mr. Carey would continue to receive the compensation and benefits as set forth in the Carey Amended Agreement, and Mr. Carey would also be subject to a non-compete provision. In addition, if Mr. Carey elects to conclude the Term of Employment, he agrees to tender his resignation from the Board upon the request of the Board.

Mr. Carey, pursuant to the terms of the Carey Letter Agreement, will be entitled to receive the full value of any award that has been granted to him under the Company’s Performance-Based LTIP (as defined in the Carey Amended Agreement) prior to the Extended Term at the end of the applicable performance period of such award. Any awards granted to Mr. Carey under the Company’s Performance-Based LTIP during the Extended Term will not be subject to forfeiture and will be payable in full at the end of the performance period unless Mr. Carey is terminated for Cause or resigns without Good Reason (in each case, as defined in the Carey Amended Agreement) in which case such awards will be payable pro rata based upon the number of days Mr. Carey worked during the performance period.

Pursuant to the terms of the Carey Letter Agreement, in the event Mr. Carey is terminated without Cause during the Extended Term, he shall be entitled to receive his Salary, Target Annual Bonus Amount, the full value of any Performance-Based LTIP and the Continuing Health and Welfare Benefits (each as defined in the Carey Amended Agreement), to the extent permissible under the terms of such plans and arrangements, for the duration of the Extended Term as if the termination had not occurred.

Summary of James R. Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. J.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “JRM Letter Agreement”). For additional information regarding the methodology and calculation of the Annual Bonus and PSU Award see the section titled “Named Executive Officers’ Compensation Packages” above.

For a discussion of the termination provisions relating to Mr. J.R. Murdoch’s Annual Bonus and PSUs, see “Potential Payment Upon Termination” below.

Summary of John P. Nallen’s Employment Agreement

The Company and Mr. Nallen entered into an employment agreement effective July 1, 2013 and expiring June 30, 2016. Under the terms of the employment agreement, Mr. Nallen serves as Senior Executive Vice President and Chief Financial Officer of the Company.

Pursuant to the terms of his employment agreement, Mr. Nallen receives a base salary of not less than $2 million per year and is eligible to receive an annual bonus with a target of not less than $3 million and a maximum payout of not less than $6 million. The criteria for the achievement of the bonus amount shall be established by the Compensation Committee of the Company. In addition, the agreement provides that Mr. Nallen shall be eligible to receive for each fiscal year PSUs with a target of not less than $3 million and a maximum opportunity as described in the section titled “Named Executive Officers’ Compensation Packages” above.

Mr. Nallen is entitled to participate in any incentive or benefit plans or arrangements in effect or to be adopted by the Company applicable to senior executives of the Company including any stock option or purchase plan, or stock appreciation rights plan, any bonus or other incentive compensation plan, and any profit-sharing, pension, group medical, dental, disability and life insurance or other similar benefit plans. In addition, Mr. Nallen receives a car allowance of $1,200 per month.

The employment agreement also provides for certain payments and benefits to Mr. Nallen upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

Summary of Gerson Zweifach’s Employment Agreement

In February 2012, the Company and Mr. Zweifach entered into an employment agreement. The term of this employment agreement is from February 1, 2012 through January 31, 2015. Under the terms of the employment agreement, Mr. Zweifach serves as the Company’s Senior Executive Vice President and Group General Counsel, as well as Senior Executive Vice President and General Counsel of certain subsidiaries of the Company.

Pursuant to the terms of his employment agreement, Mr. Zweifach receives a base salary at an annual rate of not less than $3.0 million and an initial bonus of $1.5 million for the fiscal year ending June 30, 2012. For the fiscal years ending June 30, 2013, June 30, 2014 and June 30, 2015, Mr. Zweifach will be eligible to receive an annual bonus with a target of no less than $2.25 million and a maximum of $4.5 million. The criteria for the achievement of the bonus amount shall be based on performance metrics set by the Chief Executive Officer and the Compensation Committee of the Company in good faith.

In addition, the employment agreement provides that Mr. Zweifach is entitled to receive PSUs, the target amount of which shall be $4.0 million for fiscal 2012-2014 performance period and a target of no less than $250,000 for each of the fiscal 2013-2015 and fiscal 2014-2016 performance periods with a PSU maximum opportunity as described in the section titled “Named Executive Officers’ Compensation Packages”. If after January 31, 2015 he does not continue employment with the Company, he will be entitled to receive the full value of the PSU Award for the fiscal 2012-2014 performance period, with such payment to be made on February 13, 2015 and a pro-rata portion of the PSU Award for the fiscal 2013-2015 performance period and the fiscal 2014-2016 performance period with the award reduced by a fraction (the numerator of which is the full months of employment completed by Mr. Zweifach and the denominator of which is 36) provided he has completed 12 months of employment in the applicable performance period.

Mr. Zweifach is entitled to participate in incentive, equity or benefit plans or arrangements in effect or to be adopted by the Company made generally available to all other executives of the Company in the Office of the Chairman including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive or equity compensation plan and any profit sharing, group medical, dental, disability, life insurance or other similar benefit plans, programs or benefits, excluding retiree benefits. In addition, Mr. Zweifach receives a car and ground transportation allowance in the amount of $1,200 per month.

The employment agreement also provides for certain payments and benefits to Mr. Zweifach upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

In addition, the employment agreement provides Mr. Zweifach with reimbursement for reasonable legal fees and disbursements incurred by Mr. Zweifach in connection with the negotiation and preparation of the employment agreement.

On September 26, 2014, the Company entered into the Zweifach Letter Agreement, effective July 1, 2014. The Zweifach Letter Agreement amends Mr. Zweifach’s employment agreement to extend the term of Mr. Zweifach’s employment through June 30, 2017. In addition, the Zweifach Letter Agreement increases Mr. Zweifach’s annual bonus target to no less than $2.5 million with a maximum of $5 million for the fiscal years ending June 30, 2015, June 30, 2016 and June 30, 2017. Beginning with the fiscal 2015-2017 performance period through the fiscal 2017-2019 performance period, the Zweifach Letter Agreement increases the target amount of Mr. Zweifach’s PSU award to no less than $2.5 million. The PSU Awards for these performance periods shall be subject to the same treatment upon termination as his PSU Awards for the fiscal 2013-2015 performance period and the fiscal 2014-2016 performance period as described in Mr. Zweifach’s employment agreement. All other substantive terms of Mr. Zweifach’s employment agreement, including Mr. Zweifach’s base salary, remain unchanged. In connection with Mr. Zweifach’s execution of the Zweifach Letter Agreement, Mr. Zweifach received from the Company a payment of $1 million.

Outstanding Equity Awards at June 30, 2014

The following table sets forth information with respect to each of the named executive officer’s outstanding equity awards at June 30, 2014.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(a)	Market Value of Shares or Units of Stock That Have Not Vested(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)
K. Rupert Murdoch	247,694	$8,706,444	409,065	$14,378,635
Chase Carey	619,237	$21,766,181	881,981	$31,001,632
James R. Murdoch	371,541	$13,059,666	529,188	$18,600,958
John P. Nallen	71,005	$2,495,826	148,890	$5,233,484
Gerson Zweifach	219,544	$7,716,972	22,048	$774,987

(a)	The amounts set forth in this column represent the number of unvested, cash-settled RSUs and PSUs, except for Messrs. Nallen and Zweifach who receive stock-settled awards, for the completed fiscal 2012-2014 performance period as of June 30, 2014. The RSUs, which were granted under the Company’s previous long-term incentive program, and the PSUs for the fiscal 2012-2014 performance period vested on August 15, 2014. The number of unvested PSUs reflects 93% of the PSU Target Number. For additional information, please see page 47 in the section titled “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2012-2014 Performance Period”. The vesting dates for the unvested RSUs and PSUs are as follows:

Name	Number of PSUs That Have Not Vested		Date of Grant	Vesting Dates
K. Rupert Murdoch	247,694		8/9/2011	8/15/2014
Chase Carey	619,237		8/9/2011	8/15/2014
James R. Murdoch	371,541		8/9/2011	8/15/2014
John P. Nallen	15,275	(1)	8/10/2011	8/15/2014
	55,730		9/30/2011	8/15/2014
Gerson Zweifach	219,544		2/3/2012	1/31/2015

(1) Represents a RSU award.

(b)	Calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 30, 2014 of $35.15.
(c)	The amounts set forth in this column represent the number of unvested, cash-settled PSUs, except for Messrs. Nallen and Zweifach who receive stock-settled PSUs, granted for the fiscal 2013-2015 performance period and fiscal 2014-2016 performance period, which remain subject to performance criteria and had not yet vested as of June 30, 2014. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, realized by a named executive officer will depend on the actual performance level achieved by the Company for the applicable performance period and any change in the value of the Company’s Class A Common Stock over the three-year performance period. The number of target PSUs granted that remain subject to performance criteria as of June 30, 2014 and their respective vesting dates are set forth below. In August 2014, the Compensation Committee determined that for Mr. K.R. Murdoch, Mr. Carey and Mr. J.R. Murdoch, the outstanding cash-settled PSUs granted under the Company’s 2005 LTIP for the fiscal 2013-2015 and fiscal 2014-2016 performance periods would be converted from cash-settled to stock-settled awards.

Name	Number of PSUs That Have Not Vested	Date of Grant	Performance Period	Vesting Dates
K. Rupert Murdoch	220,386	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
	188,679	8/6/2013	7/1/2013 to 6/30/2016	8/15/2016
Chase Carey	550,965	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
	331,016	8/6/2013	7/1/2013 to 6/30/2016	8/15/2016
James R. Murdoch	330,579	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
	198,609	8/6/2013	7/1/2013 to 6/30/2016	8/15/2016
John P. Nallen	49,586	11/12/2012	7/1/2012 to 6/30/2015	8/15/2015
	99,304	8/6/2013	7/1/2013 to 6/30/2016	8/15/2016
Gerson Zweifach	13,773	8/6/2012	7/1/2012 to 6/30/2015	8/15/2015
	8,275	8/6/2013	7/1/2013 to 6/30/2016	8/15/2016

Options Exercised and Stock Vested during the Fiscal Year Ended June 30, 2014

The following table sets forth information with respect to the exercise of stock options and stock appreciation rights and vesting of RSUs and PSUs for each of the named executive officers during the fiscal year ended June 30, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
K. Rupert Murdoch	-	$-	454,633	$14,671,007
Chase Carey	-	$-	1,007,746	$32,519,963
James R. Murdoch	-	$-	586,965	$18,941,361
John P. Nallen	-	$-	40,687	$1,312,969
Gerson Zweifach	-	$-	-	$-

Pension Benefits at June 30, 2014

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
K. Rupert Murdoch(2)	Qualified Pension Plan(4)	62	$5,750,000	$770,071
	Individual Supplemental Executive Retirement Plan	62	76,361,000	-

			82,111,000
Chase Carey(3)	Qualified Pension Plan(4)	20	$458,000	$-
	Supplemental Executive Retirement Plan	20	161,000	-
	Individual Supplemental Executive Retirement Plan	25	21,322,000	-

			21,941,000
James R. Murdoch	Qualified Pension Plan(4) (5)	11	$147,000	$-
	Supplemental Executive Retirement Plan(5)	11	75,000	-
	Individual Supplemental Executive Retirement Plan	18	9,875,000	-

			10,097,000
John P. Nallen	Qualified Pension Plan(4)	20	$622,000	$-
	Supplemental Executive Retirement Plan	20	296,000	-
	Individual Supplemental Executive Retirement Plan	30	15,697,000	-

			16,615,000

(1)	Mr. Zweifach is not entitled to participate in the Company’s pension plans because they are closed to new employees.
(2)	Mr. K.R. Murdoch’s pension benefits are primarily from the ISERA plan. The value of his benefit reflects his 62 years of service with the Company and, since the timing of benefits from this plan are subject to Internal Revenue Code Section 409A, Mr. K.R. Murdoch cannot commence his benefits until he retires. While his benefits are subject to the delay, the Company actuarially increases the amount of his benefits to maintain the value of benefits he has already earned.
(3)	If Mr. Carey’s employment is terminated by the Company without cause or by Mr. Carey with good reason, Mr. Carey is entitled to additional age and service credits when calculating his pension benefit. See “Description of Pension Benefits” below. The value of this benefit at June 30, 2014 is $2.7 million.
(4)	Qualified pension plan includes benefits earned under the 21st Century Fox America Pension Plan or 21st Century Fox America Retirement Plan (formerly known as the 21st Century Fox America Employees’ Pension Plan and the Fox Pension Plan).
(5)	Mr. J. R. Murdoch did not receive additional credited service for the Qualified Pension Plan and the Supplemental Executive Retirement Plan when he worked outside of the United States.

Description of Pension Benefits

The Company sponsors the 21st Century Fox America Pension Plan and the 21st Century Fox America Retirement Plan (collectively known as the “Qualified Pension Plan”) which provides retirement benefits to the eligible named executive officers and employees of certain U.S. subsidiaries. The Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan for employees hired before January 1, 2008. Participation in the Qualified Pension Plan begins on January 1 or July 1 following the later of the date on which an eligible employee attains age 21 or completes one full year of service. Under the Qualified Pension Plan, participants become fully vested in their accrued benefit upon completion of five full years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. The benefit is paid in the form of a monthly annuity. The accrued benefit under the Qualified Pension Plan at normal retirement age for service after June 30, 1989 is equal to 1% of monthly compensation times years of service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of service limited to 35 years (includes service prior to June 30, 1989 for limiting service). For service prior to June 30, 1989, the accrued benefit is the accrued benefit calculated under the prior plan formula and adjusted for the increase in average compensation. Average compensation is generally compensation reported on the participant’s W-2 form during the participant’s last 120 months of service, plus 401(k) plan or Section 125 deferrals, but does not include non-cash bonuses for any 60 consecutive months. The benefit under the Qualified Pension Plan were frozen for employees under the age of 40 as of December 31, 2013. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.

In addition to the Qualified Pension Plan, the Company maintains a SERP, which provides benefits to employees who are participants in the Qualified Pension Plan but whose annual compensation exceeds the compensation limit of the Qualified Pension Plan ($260,000 in 2014). With the exception of Messrs. K.R. Murdoch and Zweifach, each of the named executive officers participates in the SERP. The compensation limit for the SERP is capped at $100,000 in excess of the Qualified Pension Limit ($360,000 in 2014). The benefits of the SERP are calculated using the same formula as the Qualified Pension Plan. The SERP is a non-qualified plan for tax purposes and is funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Certain of the named executive officers also participate in the Company’s ISERA, which provides enhanced benefits to a select group of the Company’s top executives. The ISERA compensation limit is up to $2.4 million for fiscal 2014. The benefit provided under the ISERA is unreduced for early retirement beginning at age 55 and is paid as 100% joint and surviving spouse annuity. This benefit is indexed annually at retirement to account for inflation. The ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses. The ISERA is a non-qualified plan for tax purposes and is funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Mr. Carey has accrued benefits under another qualified pension plan sponsored by the Company. He accrued benefits under this plan prior to participating under the Qualified Pension Plan. The Qualified Pension Plan counts Mr. Carey’s service under the prior plan. However, the benefit payable from the Qualified Pension Plan is reduced by Mr. Carey’s accrued benefit under the prior plan. Similar to the Qualified Pension Plan, the prior plan is a broad-based, tax-qualified, defined benefit plan that provides retirement benefits to employees hired before January 1, 2008 of certain U.S. subsidiaries of the Company. Under the prior plan, participants become fully vested in their accrued benefit upon completion of five years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. Participants retiring after age 55 with five years of service can receive an unreduced benefit at age 62. The benefit is paid in the form of a monthly annuity. The accrued benefit under the prior plan at normal retirement age is equal to 1.2% of the final average compensation times years of service, plus 0.4% of final average compensation in excess of average wage base times years of service. Final average compensation is the highest base salary plus commission during the five calendar years in the ten most recent calendar years divided by the lesser of 60 or the participant’s months of credited service. The benefits under this plan were frozen for employees under the age of 40 as of December 31, 2013. The Company pays the entire cost of the benefits provided under the prior plan and eligible compensation for plan purposes is limited by federal law.

Pursuant to the Carey Amended Agreement, Mr. Carey is entitled to additional pension benefits in the event of his termination by the Company without Cause (as defined in the Carey Amended Agreement) or his resignation for Good Reason (as defined in the Carey Amended Agreement) during the term of the applicable agreement. The additional pension benefit adds the greater of 36 months or the number of months remaining in the term of the applicable employment agreement to his age and service credit in calculating his pension benefit. For example, if this provision was triggered during the fiscal year ended on June 30, 2014, Mr. Carey would receive a pension that would include 36 additional months of age and service credit from the fiscal year-end trigger date. The additional pension would be paid as long as either Mr. Carey or his spouse are alive. The present value of this additional benefit as of June 30, 2014 is $2.7 million, determined using the same assumptions used to value the amount shown on the Pension Benefits Table above.

The material assumptions, except for assumed retirement age, used to quantify the present value of accumulated benefits for each named executive officer in the table above are set forth in Note 17 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, including the discount rate of 4.5% and mortality assumption of RP 2000 projecting continuous future improvements using Scale BB. The assumed retirement age for Messrs. K.R. Murdoch, Carey and Nallen is their respective current age as they are each currently entitled to unreduced pension benefits under the ISERA. For Mr.  J.R. Murdoch, the assumed retirement age is 55, the age they are entitled to receive unreduced benefits from the ISERA.

Potential Payments Upon Termination

As described under “Employment Arrangements” above, the employment agreements of each of Messrs. Carey, Nallen and Zweifach provide for certain payments and benefits upon their respective separation from the Company. In addition, the letter agreements of each of Messrs. K.R. Murdoch and J.R. Murdoch contain certain termination provisions relating to their Annual Bonuses and PSUs. These provisions are summarized below.

Chase Carey

If Mr. Carey’s employment is terminated during the term of the Carey Amended Agreement due to his death or Disability (as defined in the Carey Amended Agreement), Mr. Carey is entitled to receive:

(1)	his base salary accrued through the date of termination;
(2)	any Annual Bonus payable but not yet paid in respect of any fiscal year ending prior to the date of termination;
(3)	SERP and ISERA benefits;
(4)	lifetime health and welfare benefits for Mr. Carey and his surviving spouse;
(5)	his base salary for the 24 month period after the date of termination;
(6)	a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and
(7)	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Carey’s employment is terminated by the Company for Cause (as defined in the Carey Amended Agreement) or by Mr. Carey without Good Reason (as defined in the Carey Amended Agreement), Mr. Carey is entitled to receive the benefits described in clauses (1) through (4) above, plus:

•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Carey’s employment is terminated during the term of the Carey Amended Agreement by the Company without Cause or by Mr. Carey with Good Reason, Mr. Carey is entitled to receive the benefits described in clauses (1), (2), (3) and (7) above, plus:

•	a severance payment consisting of a lump sum cash amount of $8.1 million plus an amount equal to the Annual Bonus he received for the fiscal year ended immediately prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

medical, disability, dental and life insurance coverage for Mr. Carey and his eligible dependents on the same basis as in effect immediately prior to his termination of employment through the third anniversary of the date of termination.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited. Any PSU Award granted to Mr. Carey more than one year prior to the expiration of the Carey Amended Agreement would be payable at the end of the applicable performance period.

Effective July 1, 2014, Mr. Carey will be subject to the termination provisions set forth in the Carey Letter Agreement as described in the section titled “Employment Arrangements.”

John P. Nallen

Pursuant to this employment agreement, during any period that Mr. Nallen fails to perform his duties as a result of disability, Mr. Nallen is entitled to:

•	his full base salary until Mr. Nallen returns to his duties or until Mr. Nallen’s employment is terminated;
•	health and welfare benefits until Mr. Nallen returns to his duties or until Mr. Nallen’s employment is terminated;
•	his annual bonus until Mr. Nallen returns to his duties or until Mr. Nallen’s employment is terminated;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the target Annual Bonus amount and the number of days Mr. Nallen was employed by the Company in the fiscal year of termination compared to the total number of days in such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Nallen’s employment is terminated by reason of his death, the Company will pay directly to his surviving spouse or legal representative of his estate:

•	one year’s base salary;
•	for one year following the date of death, health and welfare benefits or payments on account of such benefits;
•	any amounts pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. Nallen or maintained by the Company;

•

a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. Nallen prior to the date of termination or, if Mr. Nallen has not received two annual bonus payments, equal to the target annual bonus amount for the fiscal year of termination (the “Minimum Bonus”);

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the target Annual Bonus amount and the number of days Mr. Nallen was employed by the Company in the fiscal year of termination compared to the total number of days in such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Nallen’s employment is terminated by the Company for cause (as defined in Mr. Nallen’s agreement) or by Mr. Nallen without good reason, Mr. Nallen will be entitled to receive:

•	his full base salary through the date of termination;
•	the health and welfare benefits or payment on account of such benefits through the date of termination;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the target performance of the Company established in connection with the Annual Bonus, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Mr. Nallen’s employment is terminated by the Company without cause or by Mr. Nallen with good reason, Mr. Nallen will be entitled to receive:

•	his full base salary through the term of the agreement;
•	the health and welfare benefits through the term of the agreement;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•	a Minimum Bonus for each remaining year of the term of the agreement, including for the year of termination, as though Mr. Nallen continued to be employed; and
•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

In addition, the agreement provides that Mr. Nallen will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. Nallen.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

The agreement provides that, if, in the future, the Company enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company, then the Company will enter into an agreement with Mr. Nallen which affords him comparable benefits. To date the Company has not entered into such agreements.

Gerson Zweifach

Pursuant to his employment agreement, during any period that Mr. Zweifach fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Zweifach is entitled to, or the Company will pay directly to his surviving spouse or legal representative of his estate:

•	his full base salary until Mr. Zweifach returns to his duties or until one year following his termination;
•	health and welfare benefits for one year;
•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;
•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined minimum annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

•	the full value of the PSU Award for the fiscal 2012-2014 performance period calculated and paid at the end of the performance period as if no termination had occurred (the “2012-2014 PSU Award”); and
•

if such termination occurs on or after February 1, 2015 and is on or prior to the last day of the fiscal 2013-2015 performance period or the fiscal 2014-2016 performance period, a pro-rata portion of the PSU Award for the applicable performance period with the award reduced by a fraction (the numerator of which is the full months of employment completed by Mr. Zweifach and the denominator of which is 36) provided Mr. Zweifach has completed 12 months of employment in the applicable performance period (the “Pro-Rata PSU Award”).

If Mr. Zweifach’s employment is terminated by the Company for Cause (as defined in his employment agreement) or by Mr. Zweifach upon four weeks’ prior written notice to the Company, Mr. Zweifach will be entitled to receive:

•	his full base salary through the date of termination;
•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;
•

if such termination occurs on or after January 31, 2015, the full value of the PSU Award for the fiscal 2012-2014 performance period calculated and paid on the same basis as pertain to other named executive officers, with such payment to be made on February 13, 2015; and

•	only in the event of termination by Mr. Zweifach upon four weeks’ prior written notice to the Company, the Pro-Rata PSU Award.

If Mr. Zweifach’s employment is terminated by the Company without Cause or by Mr. Zweifach for good reason (as outlined in his agreement), Mr. Zweifach will be entitled to receive:

•

his full base salary through the term of the employment agreement but, in all events, one year’s base salary; provided that no such payments shall be made solely by reason of the expiration of the employment agreement;

•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;
•	the 2012-2014 PSU Award;
•	the Pro-Rata PSU Award.

In addition, the agreement provides that if Mr. Zweifach is terminated by the Company without Cause or by Mr. Zweifach with good reason, he will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. Zweifach.

Mr. Zweifach is subject to non-competition and non-interference covenants under the agreement that limit his post-employment activity for a one-year period after termination (whether by Mr. Zweifach or the Company). These include a provision which prohibits engagement or participation in any business in which the Company is currently doing business, which is in competition with the Company, or Mr. Zweifach is aware that the Company intends to do business, with certain exceptions.

The agreement provides that, if, in the future, the Company enters into change in control agreements with its named executive officers, then Mr. Zweifach shall be entitled to the benefit of such provisions. To date, the Company has not entered into such agreements.

Effective July 1, 2014, pursuant to the Zweifach Letter Agreement, PSU Awards granted to Mr. Zweifach for the fiscal 2015-2017, fiscal 2016-2018 and fiscal 2017-2019 performance periods shall be subject to the same treatment upon termination as his PSU Awards for the fiscal 2013-2015 and fiscal 2014-2016 performance periods.

K. Rupert Murdoch and James R. Murdoch

Pursuant to the terms of the KRM Letter Agreement and JRM Letter Agreement, if the respective employment of Messrs. K.R. Murdoch or J.R. Murdoch is terminated due to death or Disability (as defined in the applicable letter agreement), they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

If Messrs. K.R. Murdoch or J.R. Murdoch’s employment is terminated for Cause (as defined in the applicable letter agreement), or in the case of Mr. J.R. Murdoch, without Good Reason (as defined in the applicable letter agreement), they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Messrs. K.R. Murdoch or J.R. Murdoch’s employment is terminated without Cause, due to Retirement (as defined in the applicable letter agreement), or in the case of Mr. J.R. Murdoch, with Good Reason, they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2014. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company.

The amounts presented in the table below are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2014 noted in the Pension Benefits Table above.

Name	Type of Termination
	Death	Disability	Retirement	By Company for Cause	By Company without Cause	By Executive with Good Reason			By Executive without Good Reason
K. Rupert Murdoch(a)
Health Benefits	$1,592,000	$1,592,000	$1,592,000	$1,592,000	$1,592,000	$	n/a	(b)	$1,592,000
Equity Awards	16,453,012	16,453,012	16,453,012	13,870,823	16,453,012		n/a	(b)	16,453,012

	$18,045,012	$18,045,012	$18,045,012	$15,462,823	$18,045,012				$18,045,012
Chase Carey
Salary	$8,100,000	$8,100,000	$-	$-	$-		$-		$-
Equity Awards	41,132,600	41,132,600	41,132,600	34,677,127	41,132,600		41,132,600		34,677,127
Health Benefits	1,544,000	1,544,000	1,544,000	1,544,000	1,544,000		1,544,000		1,544,000
Severance(c)	-	-	-	-	18,100,000		18,100,000		-

	$50,776,600	$50,776,600	$42,676,600	$36,221,127	$60,776,600		$60,776,600		$36,221,127
James R. Murdoch(a)
Equity Awards	$24,679,518	$24,679,518	$-	$20,806,234	$24,679,518		24,679,518		$20,806,234

John P. Nallen
Salary	$2,000,000	$2,000,000	$-	$-	$-		$-		$-
Bonus	3,000,000	3,000,000	-	-	-		-		-
Equity Awards	4,238,774	4,238,774	-	3,657,791	4,238,774		4,238,774		3,657,791
Health Benefits	1,555,000	1,555,000	1,555,000	1,555,000	1,555,000		1,555,000		1,555,000
Severance	-	-	-	-	10,000,000		10,000,000		-

	$10,793,774	$10,793,774	$1,555,000	$5,212,791	$15,793,774		$15,793,774		$5,212,791
Gerson Zweifach
Salary	$3,000,000	$3,000,000	$-	$-	$-		$-		$-
Bonus	2,250,000	2,250,000	-	-	-		-		-
Equity Awards	7,716,972	7,716,972	-	-	7,716,972		7,716,972		-
Health Benefits	49,000	49,000	-	-	-		-		-
Severance	-	-	-	-	3,000,000		3,000,000		-

	$13,015,972	$13,015,972	$-	$-	$10,716,972		$10,716,972		$-

(a)	Messrs. K.R. Murdoch and J.R. Murdoch are not party to an employment agreement, but have entered into letter agreements which contain termination provisions relating to their Annual Bonuses and PSU Awards.
(b)	The KRM Letter Agreement does not provide for payments if Mr. K.R. Murdoch terminates his employment for “Good Reason”, however, if Mr. K.R. Murdoch’s employment terminates for any reason other than by the Company for Cause, Mr. K.R. Murdoch will be entitled to the same amounts as he would receive upon retirement.
(c)	Represents amount Mr. Carey would be entitled to if his employment was terminated by the Company without Cause or by Mr. Carey with Good Reason on June 30, 2014. For severance benefits following such date, please refer to the narrative section of “Potential Payments Upon Termination” above.

DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee of the Board (the “Compensation Committee”) and set by the Board. The Compensation Committee periodically reviews director compensation against the Company’s peers and other comparably sized Standard & Poor’s 500 companies and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of 21st Century Fox’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2014, the Non-Executive Directors were Messrs. Breyer, Dinh, L.K. Murdoch, Nasser, Silberman, Uribe, Sir Roderick I. Eddington and Ms. Arnault. Mr. Uribe resigned as a member of the Board effective June 30, 2014. The annual retainers paid to Non-Executive Directors, including L.K. Murdoch, the Non-Executive Co-Chairman, for service on the Board and its committees in the fiscal year ended June 30, 2014 and for the upcoming fiscal year is set forth in the table below. In June 2014, and effective fiscal 2015, the Compensation Committee approved an increase to the DSU portion of the Non-Executive Directors’ annual retainer to $170,000. In addition, effective fiscal 2015, the Compensation Committee approved an increase to the Compensation Committee Chair annual retainer to $20,000.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2014

Annual Cash Retainer	$100,000
Annual DSU Retainer	$150,000
Audit Committee Chair Annual Retainer	$27,000
Compensation Committee Chair Annual Retainer	$16,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$16,000
Audit Committee Member Annual Retainer	$16,000
Compensation Committee Member Annual Retainer	$11,000
Nominating and Corporate Governance Committee Member Annual Retainer	$11,000

For DSUs granted in fiscal 2014, the value of the Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director in cash at the market value of the Class A Common Stock on the fifth anniversary date of when it was credited to that Director’s account, unless that Director leaves the Board before that date. Upon a Non-Executive Director’s end of service on the Board, such Director will be paid in cash the value of the shares of Class A Common Stock credited to his or her account at the market value of those shares of Class A Common Stock as of the date of the Director’s end of service. In June 2014, the Compensation Committee determined that beginning for fiscal 2015, grants of DSUs awarded to the Non-Executive Directors will be settled in stock (rather than cash) in order to promote increased stock ownership by the Non-Executive Directors.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

The table below shows the total compensation paid during the fiscal year ended June 30, 2014 by the Company to each of the Directors who are not named executive officers:

Director Compensation for the Fiscal Year Ended June 30, 2014

Name	Fees Earned or Paid in Cash ($)		Stock Awards(a)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings(b)	All Other Compensation		Total
Delphine Arnault		$100,000	$150,000	n/a	n/a	n/a		$250,000
James W. Breyer		$136,686	$150,000	n/a	n/a	n/a		$286,686
David F. DeVoe	$	n/a	$2,763,653	n/a	$1,422,000	$8,096,384	(c)	$12,282,037
Viet Dinh		$143,000	$150,000	n/a	n/a	n/a		$293,000
Sir Roderick I. Eddington		$154,000	$150,000	n/a	n/a	n/a		$304,000
Lachlan K. Murdoch		$100,000	$150,000	n/a	$1,828,000	n/a		$2,078,000
Jacques Nasser		$116,000	$150,000	n/a	n/a	n/a		$266,000
Robert S. Silberman		$111,000	$150,000	n/a	n/a	n/a		$261,000
Álvaro Uribe		$111,000	$150,000	n/a	n/a	n/a		$261,000

(a)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2014.
(b)	Certain Directors have accrued benefits as employees of the Company and have vested pension benefits due to them. The values reported are theoretical as those amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2014, June 30, 2013 and June 30, 2012. The change in pension value in the fiscal year ended June 30, 2014 was primarily due to a reduction in prevailing interest rates in the credit markets. The discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 5.25% for fiscal 2013 to 4.5% in fiscal 2014 driving the substantial increases in the present value of future payments reported for fiscal 2014. However, the increase in pension value resulting from the change in the discount rate does not result in any increase in the benefits payable to participants under the plan.
(c)	Consistent with Mr. DeVoe’s employment agreement, as amended, Mr. DeVoe remains eligible to receive certain compensation and benefits for his services as a Senior Advisor of the Company. Accordingly, in fiscal 2014, Mr. DeVoe received a base salary of $2,853,750, an annual bonus at the target amount of $5,000,000, personal use of the Company’s corporate aircraft and a Company car of $203,816, imputed income under the Company’s executive life insurance program of $29,718 and the Company’s contributions to Mr. DeVoe’s 401(k) plan in the amount of $9,100. Mr. DeVoe did not receive any additional compensation for his service as a member of the Board.

Mr. Arthur M. Siskind, who served as a Director from 1991 to 2012, was named Director Emeritus in 2012. Mr. Siskind may attend Board and committee meetings but may not vote on Board or committee matters. Mr. Siskind does not receive any additional compensation for his service as a Director Emeritus, however, Mr. Siskind continued to receive compensation in fiscal 2014 as an employee of the Company.

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2014 of each of the Directors who served as Directors during fiscal year 2014 and who are not named executive officers, which include cash-settled DSUs and unvested, cash-settled PSUs.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested
Delphine Arnault	4,564
James W. Breyer	16,419
David F. DeVoe(a)	375,303
Viet Dinh	40,825
Sir Roderick I. Eddington	40,825
Lachlan K. Murdoch	37,200
Jacques Nasser	4,564
Robert S. Silberman	4,564

(a)	In August 2014, the Compensation Committee determined that the unvested cash-settled PSUs granted to Mr. DeVoe would be converted to stock-settled PSU awards.

Non-Executive Director Stock Ownership Guidelines

Non-Executive Directors are expected to have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. In fiscal 2014, the Compensation Committee adopted modified Non-Executive Director stock ownership guidelines which increased the amount of equity (including DSUs) a Non-Executive Director is required to own. Each Non-Executive Director shall be required to own equity securities of the Company (including DSUs) equal in value to at least five (5) times the amount of the Non-Executive Director’s annual cash retainer for service on the Board within five (5) years of his or her first election to the Board or July 1, 2019 (the fifth anniversary of the adoption of this modified requirement), whichever is later. The Board will evaluate whether exceptions should be made in the case of any Director who, due to his or her unique financial circumstances, would incur a hardship in complying with this requirement. All Non-Executive Directors are currently in compliance with the stock ownership guidelines.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity plan information as of June 30, 2014 with respect to the Company’s outstanding shares of Common Stock reserved for future issuance under the Company’s equity compensation plans, including the 2013 LTIP and the 2005 LTIP. All shares reflected in the table are shares of the Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights, RSUs and PSUs (a)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (b)
Equity compensation plans approved by stockholders
2013 LTIP	177,002	87,575,896	(2)
2005 LTIP	16,004,626	-	(2)
Equity compensation plans not approved by stockholders	-	-
Total	16,181,628	87,575,896

(1)	The Company does not have any options, warrants or rights outstanding.
(2)	Of the shares available for future issuance under the 2013 LTIP, a maximum of 80,075,896 shares may be issued in connection with awards of restricted stock, RSUs or PSUs as of June 30, 2014. In connection with the approval of the 2013 LTIP, beginning October 18, 2013, no additional awards shall be granted under the 2005 LTIP. However, shares subject to outstanding awards under the 2005 LTIP as of October 18, 2013 that are forfeited and return to the plan after such date are available for future issuance under the 2013 LTIP.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the related Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee is directly responsible for the appointment and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance and their compensation.

A discussion of the Audit Committee’s composition is included in this proxy statement in the section titled “Committees and Meetings of the Board of Directors”.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by EY are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standards No. 16, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2014 with management and the independent registered public accounting firm.

At three of its meetings during fiscal year 2014 and one meeting during fiscal year 2015, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2014 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Throughout the year, the Audit Committee received reports from the Company’s Group General Counsel and Chief Compliance Officer and Corporate Audit regarding the Company’s policies, processes and procedures relating to compliance with 21st Century Fox Global Anti-Bribery and Anti-Corruption Policy and activities of the Company’s Compliance Steering Committee. The Audit Committee also reviewed any anonymous complaints received through the Alertline reporting system to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Company’s Standards of Business Conduct. The Sarbanes-Oxley Act required the Audit Committee to establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for filing with the SEC.

The Audit Committee annually reviews the independent registered public accounting firm’s independence and performance in connection with the Audit Committee’s determination of whether to retain EY or engage another firm. In the course of these reviews, the Audit Committee considers, among other things, such factors as:

•	EY’s historical and recent performance on the Company’s audit;
•	An analysis of EY’s known legal risks and significant proceedings;
•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on EY;
•

The appropriateness of EY’s fees for audit and non-audit services (for additional information on fees paid to EY please see page 25, “Proposal No. 2, Ratification of Selection of Independent Registered Public Accounting Firm”);

•

EY’s tenure as our independent registered public accounting firm, and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting (EY has audited the books and records of the Company since the fiscal year ended June 30, 2002);

•	EY’s expertise in handling the breadth and complexity of our worldwide operations;
•	EY’s industry expertise; and,
•	EY’s independence.

In accordance with the SEC rules and EY’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner pursuant to this rotation policy involves a meeting between the Chairman of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.

Based on the above-mentioned review, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain EY to serve as our independent registered public accounting firm.

Accordingly, the Audit Committee also recommended the reappointment, subject to stockholder ratification, of EY as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Sir Roderick I. Eddington (Chairman)

Viet Dinh

Jacques Nasser

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Arrangements between 21st Century Fox and Certain Stockholders or Stockholder-Related Entities

The Company has an approximate 19% interest in Rotana Holding FZ-LLC (“Rotana”), a diversified media company in the Middle East and North Africa. HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud, who owns more than 5% of the Company’s Class B Common Stock, owns a controlling interest in Rotana. The Company has an option to sell its interest in Rotana in February 2015 at the higher of the price per share based on a bona fide sale offer or the original subscription price plus interest.

In January 2014, the Company terminated its licensing arrangement with Rotana Media Services (“RMS”), a subsidiary of Rotana, whereby RMS had licensed two English-language, free-to-air general entertainment channels from the Company for distribution in the Middle East. In connection with the termination, the Company agreed to settle all outstanding receivables at a discount and RMS agreed to provide the Company with continued satellite transponder capacity services for two years. In addition, the Company has provided a shareholder loan to the Rotana venture. None of the amounts between the Company and RMS in connection with the termination of the licensing agreement is material to the Company either individually or in the aggregate.

Arrangements between 21st Century Fox and Directors or Director-Related Persons or Entities

Directors of 21st Century Fox and Directors of its related parties, or their Director-related entities, conduct transactions with subsidiaries of 21st Century Fox that occur within a normal employee, customer or supplier relationship on terms and conditions that are believed to be no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the Director or Director-related entity at arm’s length in similar circumstances.

Freud Communications, which is controlled by Matthew Freud, Mr. K.R. Murdoch’s son-in-law, provided external support to certain press and publicity activities of the Company during fiscal 2014. The fees paid by the Company to Freud Communications were approximately $142,000 for the fiscal year ended June 30, 2014.

Mr. David F. DeVoe Jr. is the son of Mr. David F. DeVoe, a Director of the Company, and is a salaried employee of 21st Century Fox America, Inc., a subsidiary of the Company.

Policy for Evaluating Related Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, Directors, Director nominees, Directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own more than five percent of any class of the Company’s voting securities or any immediate family members of such security holder, other than transactions that (a) are available to all employees generally and (b) are made in the ordinary course of business and have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions).

During fiscal 2014, all of the transactions described in this section that were subject to the Audit Committee’s policies and procedures described above were reviewed and approved or ratified by the Audit Committee or the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2014.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2014 with the SEC on August 14, 2014. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.21cf.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@21cf.com.

2015 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be presented at the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036 no later than June 1, 2015 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2015 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than August 14, 2015. Additionally, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the By-laws between July 15, 2015 and August 14, 2015; provided, however, that in the event that the 2015 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2014 Annual Meeting of Stockholders, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2015 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting of Stockholders is made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future 21st Century Fox proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Enrollment for Electronic Delivery” link in the “Investor Relations” section of the Company’s website at www.21cf.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Gerson Zweifach

Senior Executive Vice President and

Group General Counsel

New York, NY

September 29, 2014

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

Appendix A

Appendix B

A non-U.S. stockholder is any holder of the Company’s Class B Common Stock who is:

•	An individual who is not a United States citizen;
•	An entity that holds Class B Common Stock on behalf of a person who is not a United States citizen or an entity not organized under the laws of the United States;
•	A corporation, partnership, limited partnership, limited liability company or trust that is not organized under the laws of the United States;
•	A corporation that is organized under the laws of the United States, with respect to that portion of its stock that is owned of record or voted by non-U.S. citizens or non-U.S. entities;
•

A partnership or limited partnership that is organized under the laws of the United States, if it has one or more non-U.S. citizens or non-U.S. entities serving as a general partner or as a limited partner;

•	A limited liability company that is organized under the laws of the United States, if any of its membership units are held by non-U.S. citizens or non-U.S. entities; or
•

A Trust that is organized under the laws of the United States, if any of the Trustees are non-U.S. citizens or non-U.S. entities (and if any beneficiary is a non-U.S. citizen or non-U.S. entity, with respect to that portion of the Trust that is held for the benefit of such non-U.S. citizen or non-U.S. entity).

For purposes of this definition, a U.S.-organized limited partnership or limited liability company shall not be treated as a non-U.S. Stockholder if, notwithstanding the presence of limited partners or members who are non-U.S. citizens or non-U.S. entities, the governing document of the partnership or the limited liability company provides that such non-U.S. persons or non-U.S. entities may not be materially involved, directly or indirectly, in the management or operation of the media-related activities of the partnership or the limited liability company.

In addition, for purposes of this definition, any holder of Class B Common Stock who does not provide citizenship information on the proxy card will be deemed to be a non-U.S. stockholder.

TWENTY-FIRST CENTURY FOX, INC.

1211 AVENUE OF THE AMERICAS

13TH FLOOR

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Twenty-First Century Fox, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Twenty-First Century Fox, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78648-P55875-Z63981	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWENTY-FIRST CENTURY FOX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

1.	Proposal to elect 12 directors	For	Against	Abstain
	1a. K. Rupert Murdoch	☐	☐	☐
	1b. Lachlan K. Murdoch	☐	☐	☐
	1c. Delphine Arnault	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
	1d. James W. Breyer 1e. Chase Carey 1f. David F. DeVoe 1g. Viet Dinh 1h. Sir Roderick I. Eddington 1i. James R. Murdoch 1j. Jacques Nasser 1k. Robert S. Silberman 1l. Tidjane Thiam						For	Against	Abstain
					2.	Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.	☐	☐	☐
					3.	Advisory Vote on Executive Compensation.	☐	☐	☐
4.

CITIZENSHIP CERTIFICATION - Please mark “YES” if the stock is owned of record or beneficially by a U.S. stockholder, or mark “NO” if such stock is owned of record or beneficially by a non-U.S. stockholder. (Please refer to Appendix B of the Proxy Statement for additional guidance.)

							Yes	No
						If you do not provide a response to this Item 4, you will be deemed to be a non-U.S. stockholder and the shares will be subject to the suspension of voting rights.	☐	☐

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

If you plan to attend the Annual Meeting on November 12, 2014, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than November 6, 2014. On the day of the Annual Meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. (Pacific Time) and the Annual Meeting will begin at 10:00 a.m. (Pacific Time). Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M78649-P55875-Z63981

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS

of Twenty-First Century Fox, Inc.

The Annual Meeting of Stockholders will be held at the

Zanuck Theatre at Fox Studios

10201 West Pico Boulevard

Los Angeles, California 90035

on November 12, 2014

10:00 a.m. (Pacific Time)

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TWENTY-FIRST CENTURY FOX, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 12, 2014

The undersigned, a stockholder of Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Chase Carey and John P. Nallen and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 12, 2014 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FORM OF PROXY

(Continued and to be signed on reverse side)